                                                                  Exhibit 4.1(b)

                                THE DEXTER ESPRIT
                                      PLAN







                              Amended and Restated
                               as of July 1, 1996

Exh. 4.1(b)

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----

FOREWORD................................................................    ii

SECTION 1     Definitions...............................................     1

SECTION 2     Eligibility and Participation.............................    10

SECTION 3     Contributions.............................................    12

SECTION 4     Investment of Contributions...............................    25

SECTION 5     Vesting...................................................    27

SECTION 6     Accounts; Valuation and Allocation........................    28

SECTION 7     Withdrawals During Employment.............................    30

SECTION 8     Distributions on Termination of Employment................    34

SECTION 9     Payment of Benefits.......................................    36

SECTION 10    Administration of the Plan................................    40

SECTION 11    Management of the Trust Fund..............................    43

SECTION 12    Adoption and Amendment of the Plan........................    45

SECTION 13    Discontinuance of the Plan................................    46

SECTION 14    Participation in the Plan by Subsidiaries or Affiliates...    48

SECTION 15    Construction of the Plan..................................    49

SECTION 16    Top-Heavy Provisions......................................    49

SECTION 17    Loans.....................................................    52

                                    FOREWORD

Effective as of May 1, 1952, the C. H. Dexter Division (now Dexter Nonwovens Division) of The Dexter Corporation adopted The Dexter ESPRIT Plan (the "Plan") for the benefit of its eligible employees. The Plan has been amended and restated effective as of July 1, 1996.

The terms and provisions of the Plan, as hereinafter set forth and as it hereinafter may be amended from time to time, establish the rights and obligations with respect to Participants (as hereinafter defined) employed on and after July 1, 1996. The Plan and its related Trust (as hereinafter defined) are intended to comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended.

                                   SECTION 1

                                  DEFINITIONS

As used herein, the following terms shall have the following respective meanings, unless a different meaning is required by the context:

1.1 "Account" or "Accounts" means the separate accounts maintained for each Participant to which contributions shall be credited and from which distributions shall be made. A Participant's Account may be divided into a Participant's Pre-Tax Contributions Account, Company Contributions Account, Qualified Non-Elective Contributions Account, Rollover Contributions Account, Transfer Contributions Account and/or Voluntary After-Tax Contributions Account, as the context requires.

1.2 "Administrator" means the committee appointed by the Company to manage and administer the Plan as provided in Section 10.2.

1.3 "Affiliated Company" means the Company and any other company which is related to the Company as a member of a controlled group of corporations in accordance with Code Section 414(b), as a member of an affiliated service group in accordance with Code Section 414(m), or as a trade or business under common control in accordance with Code Section 414(c), and any other entity required to be aggregated with the Company pursuant to Code Section 414(o) and the regulations thereunder.

       For the purposes of determining whether a person is an Employee and the period of employment of such person, each such other company shall be included as an Affiliated Company only for such period or periods during which such other company is related to the Company as described above. The term Affiliated Company shall also include any other company which the Administrator deems to be an Affiliated Company, as listed in Appendix C.

1.4 "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 9.4.

1.5    "Board of Directors" means the Board of Directors of the Company.

1.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

1.7 "Company" means The Dexter Corporation and any successor to such corporation by merger, purchase, reorganization or otherwise. If a subsidiary or affiliate of the Company adopts the Plan pursuant to Section 14.1, it shall be deemed the Company with respect to its employees.

1.8 "Company Contributions" means those contributions to the Plan made by the Company on behalf of a Participant in accordance with the provisions of
       Section 3.4(a) and allocated to the Company Contributions Account. The Company may designate a portion of the Company Contributions as a Qualified Non-Elective Contribution in accordance with the provisions of
       Section 3.4(b).

1.9 "Company Contributions Account" means the separate Account for each Participant which shall reflect his or her share of the Trust Fund attributable to Company Contributions made on his or her behalf and any earnings thereon.

1.10   "Compensation" means a Participant's annual base pay
       (including Code Sections 401(k)and 125 salary reductions), cash bonuses, profit-sharing payments, executive incentive payments, overtime payments, payments in lieu of vacation, sales incentive payments, and payments of previously deferred compensation. Compensation shall not include income computed by reason of use of Company owned or furnished property, moving expenses and reimbursements, imputed income from life insurance in excess of $50,000, overseas cost of living adjustments, income from the exercise of stock options, income from the expiration of restrictions on restricted stock and any amounts deferred by the employee during the Plan Year under arrangements other than Code Sections 401(k) and 125 arrangements.

       The annual Compensation of each Participant taken into account under the Plan Year shall not exceed $200,000 as set forth in Code Section 401(a)(17) (as adjusted for cost of living increases as determined under Code Section 401(a)(17)(B)). The limitation under Code section 401(a)(17) also applies to the combined Compensation of a Participant who is a 5% owner or one of the ten (10) highest paid Employees of the Company as defined in Code Section 414(q)(6), and any other Participant who is such Participant's spouse or lineal descendant under the age of 19.

       In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary from Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

       For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

       If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

1.11 "Effective Date" means May 1, 1952. The effective date of this restatement is July 1, 1996.

1.12 "Eligible Employee" means an Employee who is either employed by the Dexter Nonwovens Division or is not employed by any other division of the Company or by another Affiliated Company and whose Compensation is paid by the Company's corporate office, other than:

         (a) An Employee who is represented by any collective bargaining agent, or included in any collective bargaining unit, recognized by the Company unless and until such Company and the collective bargaining agent agree that the Plan shall apply to such unit (provided that employee benefits have been the subject of good faith bargaining);

         (b)       A leased employee as defined in Code Section 414(n)(2); or

         (c) An Employee who is a non-resident alien who does not receive Compensation from any Affiliated Company which constitutes income from sources within the United States.

1.13 "Employee" means a person employed as an employee by the Company or any employee of the Affiliated Company.

         The term "Employee" shall include "leased employees" within the meaning of Code Section 414(n)(2) and, for purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of Code Section 414(n)(3), the employees of the Company shall include the individuals defined as Employees in this Section. Notwithstanding the previous sentence, if such leased employees constitute less than 20 percent of the non-highly compensated workforce (within the meaning of Code Section 414(n)(5)(C)(ii)) of the Affiliated Company, the term

         "Employee" shall not include those leased employees covered by a plan described in Code Section 414(n)(5).

1.14     "Entry Date" means the first day of each calendar month.

1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

1.16 "Highly Compensated Employee" means an Employee who performs service during the determination year (the Plan Year for which such determination is being made) or during the 12-month period immediately preceding the determination year (the look-back year) and is described in one or more of the following groups:

          (a)       An Employee who is a 5% owner, as defined in Code Section
                    414(q)(3).

          (b) An Employee who receives compensation in excess of $75,000 (indexed in accordance with Code Section 415(d)).

          (c) An Employee who receives compensation in excess of $50,000 (indexed in accordance with Code Section 415(d)) and is a member of the "top-paid group."

                    For purposes of (c), the "top-paid group" means the highest paid 20% of Employees, excluding Employees described in Code
                    Section 414(q)(8) and Q&A9(b) of 1.414(q)-1T, ranked on the basis of compensation received during the relevant computation period.

          (d)       An Employee who is an officer, within the meaning of Code
                    Section 416(i), and who receives compensation greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A).

                    For purposes of this (d), the number of officers is limited to 50 (or, if lesser, the greater of 3 Employees or 10% of the Employees without regard to any exclusions). If no officer has compensation in excess of 50% of the limit under Code Section 415(b)(1)(A), the highest paid officer is treated as a Highly Compensated Employee.

          For purposes of this Section 1.16, compensation means compensation as defined in Code Section 415(c)(3), plus elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

          For purposes of this Section 1.16, the term Employee means any Employee of the Company or Affiliated Company which is aggregated with the Company under the provisions of Code Section 414(b), (m), or (o).

          If the Employee meets the definition in clause (b),(c), or (d) above in the Plan Year but not the look-back year, the Employee is a Highly Compensated employee only if he or she is one of the highest paid 100 Employees for the Plan year. An Employee who meets the definition of clause (a) in either the Plan Year or look-back year is a Highly Compensated Employee for the Plan Year.

          Any spouse, lineal descendant or ascendant or spouse of a lineal descendant or descendant of a Highly Compensated Employee who is a 5% owner or one of the ten Highly Compensated Employees with the greatest compensation for the Plan Year shall be combined with such Highly Compensated Employee and treated as a single Highly Compensated Employee for any nondiscrimination testing.

          The term Highly Compensated Employee also includes a former Employee who separated employment prior to the Plan Year, performs no service during the Plan Year and was Highly Compensated Employee for the Plan Year in which he or she separates or any Plan Year which ends after he or she attains his or her 55th birthday.

1.17      "Hours of Service"  means:

          (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties as an employee by an Affiliated Company.

          (b) Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Affiliated Company for reasons (such as vacation, sickness or disability) other than for the performance of duties, but counting as Hours of Service no more than 501 of such hours during any single continuous period during which no duties are performed.

          (c) Each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by an Affiliated Company.

          In the event that an Employee is compensated on other than an hourly basis the Employee shall be deemed to have completed 45 Hours of Service for each full week of employment for which such Employee would be credited with at least one (1) Hour of Service. A Participant shall be deemed to have completed 40 Hours of Service for each full week of leave of absence approved by the Affiliated Company for military service or other purposes.

          Hours of Service shall also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) and the regulations thereunder.

          The same hours of service shall not be credited both under paragraph
          (a) or (b) as the case may be, and paragraph (c), and each hour credited to an Employee under paragraphs (a), (b), or (c) above shall be so credited in accordance with Section 2530.200b-2(b) and (c) of the U.S. Department of Labor's Regulations, which hereby are incorporated by reference.

          Solely for purposes of determining whether an Employee has incurred a One-Year Break in Service, an Employee who is absent from work for maternity or paternity reasons (as defined herein) shall receive credit for the Hours of Service which otherwise would have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service for each day of such absence. For purposes of this Section, an absence from work for maternity or paternity reasons means an absence:

          (a)       By reason of the pregnancy of the Employee;

          (b)       By reason of the birth of the child of the Employee;

          (c) By reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

          (d) For purposes of caring for such child for a period beginning immediately following such birth or placement.

          The total number of hours treated as Hours of Service under this Section by reason of any one such pregnancy or placement shall not exceed 501 Hours. Hours of Service under this Section shall be credited in the first Plan Year in which such crediting is necessary to prevent a One-Year Break in Service.

1.18 "Leave" means any period during which a Participant is absent for one or more of the following reasons:

          (a) Military Service. Because of service in the Uniformed Services as required under applicable State or Federal Law, or in the Merchant Marine of the United States during a national emergency or pursuant to any law of the United States making such service compulsory, including a period of ninety (90) days following his or her eligibility for discharge or separation therefrom.

          (b) Layoff Due to Lack of Work. Because of involuntary separation due to lack of work to the extent that such involuntary separation does not exceed one (1) year.

          (c) Employment by an Affiliated Company. Because of full-time employment by an Affiliated Company other than as an Eligible Employee.

          (d) Leave of Absence. Pursuant to a leave of absence granted by the Affiliated Company (for reasons of sickness, disability or otherwise) under rules uniformly applicable to all persons similarly situated, to the extent that such leave of absence does not exceed two (2) years.

          (e) Less than 1,000 Hours, But No Break in Service. Because a Participant has less than 1,000 Hours of Service during any Plan Year but does not incur a One-Year Break in Service.

          A person who is on Leave shall not participate in the allocation of the contributions and forfeitures provided in Section 3.6 hereof, except to the extent of his or her Compensation during any Plan Year during part of which he or she is a Participant not on Leave. A person who is on Leave shall not incur a One-Year Break in Service.

1.19 "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

1.20 "One-Year Break in Service" means a Plan Year in which an Employee has not been credited with more than 500 Hours of Service for vesting. A break in service for eligibility purposes means an annual period beginning on the date an Employee first performs an Hour of Service, or any anniversary thereof, during which an Employee has not been credited with more than 500 Hours of Service.

1.21 "Participant" means an Eligible Employee who is included in the Plan as provided in Section 2 hereof or a former Eligible Employee whose Accounts have not been fully distributed.

1.22 "Permanent Disability" means a physical or mental disability which a physician, acceptable to the Company, has certified to the Company:
          (i) prevents the person so disabled from performing his or her duties as an Employee; and (ii) is likely to be permanent.

1.23 "Plan" means The Dexter ESPRIT Plan as herein set forth, or as it may be amended from time to time.

1.24      "Plan Year" means the calendar year.

1.25 "Pre-Tax Contributions" means those contributions to the Plan made by the Company on a Participant's behalf pursuant to an election by the Participant to reduce his or her otherwise payable Compensation, in accordance with the provisions of Section 3.1.

1.26 "Pre-Tax Contributions Account" means the separate Account for each Participant which shall reflect his or her share of the Trust Fund attributable to Pre-Tax (ESPRIT-Plus) Contributions made on his or her behalf, and any earnings thereon.

1.27 "Qualified Non-Elective Contributions" means contributions made by the Company and allocated to a Participant's Qualified Non-Elective Contributions Account that the Participant cannot elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; that are subject to the withdrawal restrictions in Section 7; and are subject to the other requirements set forth in Section 1.401(k)-1(b)(5) of the Regulations.

1.28 "Qualified Non-Elective Contributions Account" means the separate Account for each Participant which shall reflect his or her share of the Trust Fund attributable to Qualified Non-Elective Contributions.

1.29 "Rollover Contributions" means those contributions made by the Participant pursuant to Section 3.11.

1.30 "Rollover Contributions Account" means the Account to which the Trustee shall allocate Rollover Contributions, and any earnings thereon.

1.31 "Social Security Wage Base" means the contribution and benefit base with respect to a particular year as determined under Section 230 of the Social Security Act, or the corresponding provision of any future law.

1.32 "Spousal Consent" means written consent by the Participant's Spouse to an election, designation of Beneficiary, or similar action by the Participant, which consent acknowledges the effect of such election, designation or action and is witnessed by a notary public or a Plan representative; or "deemed consent" in which the Administrator or its delegate is satisfied that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of other circumstances which may be provided by applicable law.

          Any consent or deemed consent with respect to a Spouse which satisfies these requirements shall be effective only with respect to such Spouse and may not be revoked by such Spouse with respect to the election, designation or other action to which such consent pertains.

1.33 "Spouse" or "Surviving Spouse" means the spouse or surviving spouse of a Participant. To the extent provided under a qualified domestic relations order as defined in Section 414(p) of the Code, the term shall include a former spouse.

1.34 "Transfer" means those transfers made directly from one plan of the Company to this Plan as provided in Section 6.5.

1.35 "Transfer Account" means the Account to which the Trustee shall allocate transferred amounts, and any earnings thereon.

1.36 "Trust Agreement" means the agreement entered into between the Company and the Trustee, as described in Section 11, as the same may be amended from time to time.

1.37 "Trust Fund" means all the assets at any time held under the Plan by the Trustee as provided for in Section 11.

1.38 "Trustee" means the trustee or trustees selected by the Investment Committee which may at any time be acting as Trustee under the Trust Agreement entered into in connection with the Plan.

1.39 "Valuation Date" means the last day of each calendar month, and/or such other date(s) as may be prescribed by the Administrator.

1.40 "Voluntary After-Tax Contributions" means those contributions to the Plan which the Participant elects to make through payroll deduction or by Participant's check, in accordance with the terms of Section 3.3.

1.41 "Voluntary After-Tax Contributions Account" means the separate account for each Participant which shall reflect his or her share of the Trust Fund attributable to Employee Voluntary After-Tax Contributions made on his or her behalf, and any earnings thereon.

1.42 "Year of Eligibility Service" means an annual period beginning on the date an Employee first performs an Hour of Service, or any anniversary thereof, during which an Employee has 1,000 or more Hours of Service. When an Employee shall have a One-Year Break in Service, any subsequent Year of Eligibility Service shall be computed from the first date on which he or she performed an Hour of Service following the last such annual period in which a One-Year Break in Service occurred, or any anniversary thereof. Years of Eligibility Service shall include all years of continuous service as defined in this Plan as amended to December 31, 1975.

1.43 "Year of Vesting Service" means a Plan Year during which an Employee has 1,000 or more Hours of Service with an Affiliated Company.

                                   SECTION 2

                         ELIGIBILITY AND PARTICIPATION

2.1       ELIGIBILITY FOR PARTICIPATION

          Each Eligible Employee who was a Participant prior to the Effective Date of this restated Plan and who continues to be employed by the Company on the Effective Date of this restated Plan shall continue as a Participant in the Plan.

          Each other Eligible Employee shall become a Participant on the Entry Date coinciding with or next following the date on which he or she has:

          (a)       Completed one (1) Year of Eligibility Service, and

          (b)       Attained age 21.

          Unless otherwise specifically provided in an Appendix to this Plan, a Year of Eligibility Service shall be credited for employment with a predecessor employer prior to its acquisition by the Company.

2.2       ELIGIBILITY TO MAKE PRE-TAX CONTRIBUTIONS

          In order to have Pre-Tax Contributions made on his or her behalf under the Plan, a Participant (or prospective Participant) must enroll in the Plan, in accordance with rules determined by the Administrator.

2.3       EFFECT OF ENROLLMENT

          The Participant, by enrolling in the Plan:

          (a)       Shall agree to the terms of the Plan;

          (b) May elect to have the cash compensation otherwise payable to him or her by the Company reduced by the amount of the Pre-Tax Contributions designated to be made on his or her behalf to the Plan;

          (c) Shall direct how contributions made on his or her behalf shall be invested pursuant to Section 4.3;

          (d) Pursuant to Section 9.4, shall designate a Beneficiary or Beneficiaries to receive any benefits payable under the Plan subsequent to his or her death. Any such election and/or authorization shall be deemed to be a continuing authorization as to current and succeeding years until changed in accordance with rules determined by the Administrator; and

          (e) Shall furnish the Company with proof of his or her age satisfactory to the Company.

2.4       SUSPENSION OF PARTICIPATION

          (a) If a Participant who ceases to be an Eligible Employee of the Company continues in the employ of an Affiliated Company, his or her participation in the Plan shall be suspended until the resumption of his or her status as an Eligible Employee of the Company but shall not be terminated as long as he or she remains in the employ of an Affiliated Company. However, such a Participant shall be eligible to share in any allocation of Company Contributions and forfeitures based upon his or her Pre-Tax Contributions and Compensation up until the time such participation is suspended.

          (b) During the period of such suspension, the period of the Participant's employment referred to in (a) above shall be included in his or her employment with the Affiliated Company for purposes of vesting as set forth in Section 5. The Participant shall not be entitled to share in any allocation of Company Contributions or forfeitures and shall not be permitted to have Pre-Tax Contributions made on his or her behalf. If during the period of such suspension the Participant's employment with the Affiliated Company terminates, there shall be a distribution of such Participant's Account in accordance with the provisions of Sections 8 and 9.

2.5       REEMPLOYMENT

          If an Eligible Employee who has satisfied the eligibility conditions of Section 2.1 but terminates employment prior to becoming a Participant, he or she shall become a Participant in the Plan on the date of his or her reemployment as an Eligible Employee. Any other Eligible Employee, whose employment terminates and is subsequently reemployed, shall become a Participant in accordance with the provisions of Sections 2.1 and 2.2.

                                   SECTION 3

                                 CONTRIBUTIONS

3.1       PRE-TAX CONTRIBUTIONS

          Subject to any limitations prescribed herein and in Section 3.7, a Participant, other than a Participant on Leave, may elect to have the cash Compensation otherwise payable to the Participant by the Company after the effective date of such Participant's election reduced (in whole dollars). The Company, in lieu of paying the full amount of otherwise payable cash Compensation during any month, shall deposit with the Trustee as soon as practicable an amount equal to such reduction for credit to such Participant's Pre-Tax Contributions Account. Such deferrals shall be allocated to the Participant's Pre-Tax Contribution Account. Such reduction will be referred to as the Participant's Pre-Tax Contributions (sometimes referred to as the ESPRIT-Plus Contributions).

          Such election shall be made in accordance with rules determined by the Administrator pursuant to which the Participant's Compensation shall be reduced by the amount of Pre-Tax Contributions.

          A minimum of one percent (1%) (or such other percentage or dollar amount as may be prescribed by the Administrator) of a Participant's Compensation paid during each month of the Plan Year in which the contribution is deducted, and as agreed upon between the Participant and the Company subject to the limitations in this Section 3, is required for Pre-Tax Contributions deposit amounts.

          The Pre-Tax Contributions amount for a calendar year for a Participant shall not exceed the amount permitted under Code Section 402(g), $9,500 (or such higher dollar limit as shall be in effect for such year in accordance with the adjustment factor prescribed under Code
          Section 415(d)).

3.2       ELECTION TO SUSPEND OR CHANGE THE RATE OF PRE-TAX CONTRIBUTIONS

          No more than once a month a Participant may amend the amount of his or her pre-tax deferral. Such amendment shall be made in accordance with rules determined by the Administrator. Contributions pursuant to
          Section 3.1 may be resumed in accordance with rules determined by the Administrator.

3.3       PARTICIPANT VOLUNTARY AFTER-TAX CONTRIBUTIONS

          (a) Amount of Contribution. A Participant, other than a Participant who is on Leave, may, at his or her option, make an election in accordance with rules determined by the Administrator to contribute Voluntary After-Tax Contributions at a uniform rate from one percent (1%) to a maximum of ten percent (10%) of his or her Compensation each month of the Plan Year in which the contribution is deducted.

          (b) Payroll Deduction. The Company may provide that such contributions may be made periodically through payroll deductions at a uniform rate. A Participant (or a prospective Participant) may authorize the commencement, change or suspension of the amount of such payroll deductions in accordance with rules determined by the Administrator.

                    Any amount deducted from salary or wages during any month shall be paid over by the Company to the Trustee as soon as practicable.

3.4       COMPANY PAID CONTRIBUTIONS

          (a) Company Contributions. The Company shall, as promptly as practicable after the close of the Plan Year, but in no event later than the time prescribed by law (including extensions thereof) for filing its Federal corporate income tax return for such Plan Year, pay over to the Trustee as the Company Contribution on account of such Plan Year an amount, to the extent that such amount is deductible in computing the Company's taxable income on such return, equal to ten percent (10%) of the aggregate Compensation of all Participants for such Plan Year (to the extent permitted by the Company's current or accumulated profits).

                    The Board of Directors may, during such Plan Year, vote to increase the Company Contribution in any amount up to the amount permitted by the percentage of compensation limitations of Code Section 404 (a) or the corresponding provisions of any future Internal Revenue law. The Board of Directors may also, during such Plan Year, vote to decrease the Company Contribution in any amount; provided that the Company Contribution shall not be less than seven percent (7%) of the aggregate Compensation of all Participants for such Plan Year.

          (b) Qualified Non-Elective Contributions. In any year, the Company may designate a portion of the Company Contribution as a Qualified Non-Elective Contribution. Upon such election, such amount shall be added to the Qualified Non-Elective Contributions Account of each Participant who is a Non-Highly Compensated Employee, on a per capita basis. A Qualified Non-Elective Contribution may be treated as a Pre-Tax Contribution provided that such Contribution is fully vested when made and subject to the same distribution restrictions that apply to Pre-Tax Contributions without regard to whether such Contribution is actually taken into account as a Pre-Tax Contribution and shall also be subject to conditions set forth in Section 1.401(k)-1(b)(5) of the Income Tax Regulations.

                    Notwithstanding the foregoing, any Participant who was such on or before July 1, 1987, shall have the right to choose that such amount shall be allocated instead to the Participant's Company Contribution Account.

                    The Company's right of election expressed in this paragraph is in addition to that expressed in Section 3.7.

3.5       FORM OF CONTRIBUTION; RESTORATION OF FORFEITURES

          Any Company Contributions made by the Company hereunder shall be paid in cash. In addition to any Company Contributions under Section 3.4, the Company also shall make such other contributions as may be required to restore amounts which have been forfeited under the circumstances described in Section 5.4.

3.6       ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

          (a) Employee Contributions. All contributions made by Participants pursuant to Section 3 of the Plan shall be allocated to the appropriate Account on the Valuation Date coinciding with or next following the date such contributions are withheld from the Participant's Compensation.

          (b) Company Contributions and Forfeitures. The Company Contributions (net of any amounts designated as Qualified Non-Elective Contributions) for each Plan Year made pursuant to Section 3.4, and any forfeitures shall be allocated to the Company Contribution Account with respect to:

                  (i) Each Participant who is an Eligible Employee on the last day of the Plan Year and who has 1,000 or more Hours of Service in such Plan Year; and

                  (ii) Each Participant who ceases to be an Eligible Employee during such Plan Year by reason of his or her:

                             (A)       Death; or

                             (B) Attaining age 55 having received credit for ten (10) Years of Employment; or

                             (C) Ceasing to be an Eligible Employee but remaining an Employee of an Affiliated Company as of the end of the Plan Year.

         (c) The amount of Company Contributions determined under Section 3.4(a) and any forfeitures shall be allocated in the following steps:

                   (i) Step 1. The amount of Company Contributions and forfeitures to be allocated to all such Participants shall first be determined equal to an amount that would result in a simultaneous equal allocation percentage of:

                             (A) Each such Participant's Compensation paid or payable as a Participant during the Plan Year; and

                             (B) Each such Participant's Compensation paid or payable as a Participant during the Plan Year that exceeds the Social Security Taxable Wage Base in effect at the beginning of the Plan Year.

                             However, in no event shall the equal allocation percentage determined above exceed the greater of five and seven tenths percent (5.7%) or the percentage rate of tax under Code Section 3111(a), in effect as of the beginning of the Plan Year, that is attributable to the old age insurance portion of the Old Age, Survivors and Disability Insurance provisions of the Social Security Act. The amount determined under (i)(A) shall be allocated in accordance with subsection (iii) and the amount determined under (i)(B) shall be allocated in accordance with subsection (iv).

                  (ii) Step 2. Any remaining Company Contributions and forfeitures shall be allocated to all such Participants in accordance with subsection (iii) below.

                 (iii) Step 3. The amount of Company Contributions and forfeitures described in (i)(A) and (ii) above shall be allocated by allowing:

                             (A) One (1) unit for each one hundred dollars ($100) of each eligible Participant's Compensation as a Participant during such Plan Year; and

                             (B) One (1) unit for each Year of Vesting Service (disregarding fractional parts thereof) from January 1, 1967, through the end of such Plan Year; and

                             (C) One (1) unit for each complete six (6) months of continuous service through December 31, 1966 (as provided in the Plan as amended to December 31, 1975); then

                             Adding all units so allocated to all such Participants; then

                             (D)       Dividing the sum of the Company
                                       Contributions and forfeitures by the
                                       total number of units allocated to all
                                       such Participant's; and

                             (E) Multiplying the amount resulting from such division by the number of units allocated to the Participant in question.

                  (iv) Step 4. Any amount determined under (i)(B) above shall be allocated to each eligible Participant based upon the product of the equal allocation percentage determined under (i) and each such eligible Participant's Compensation as a Participant that is in excess of the Social Security Taxable Wage Base in effect at the beginning of the Plan Year.

3.7 LIMITATIONS ON PRE-TAX AND QUALIFIED NON-ELECTIVE CONTRIBUTIONS - HIGHLY COMPENSATED PARTICIPANTS

         Any other provisions of the Plan to the contrary notwithstanding, the Administrator shall take such action as it deems appropriate to limit the amount of Pre-Tax Contributions and Qualified Non-Elective Contributions, if any, made on behalf of each eligible Highly Compensated Employee Participant each Plan Year to the extent necessary to ensure that either of the following tests in (a) or (b) is satisfied:

         (a) The "Average Actual Deferral Percentage" (as hereinafter defined) for the group of eligible Highly Compensated Employee Participants is not more than the Average Actual Deferral Percentage for the group consisting of all eligible Non-Highly Compensated Employee Participants multiplied by 1.25.

         (b) The excess of the Average Actual Deferral Percentage for the group of eligible Highly Compensated Employee Participants over the Average Actual Deferral Percentage for the group consisting of all eligible Non-Highly Compensated Employee Participants is not more than two percentage points, and the Average Actual Deferral Percentage for the group of eligible Highly Compensated Employee Participants is not more than the Average Actual Deferral Percentage for the group consisting of all eligible Non-Highly Compensated Employee Participants multiplied by 2.0.

         (c) Such Pre-Tax Contributions shall be taken into account for a Plan Year only if such contributions are attributable to Compensation received by the Participant during the Plan Year or earned during the Plan Year and received within 2 1/2 months after the end of the Plan Year. The Pre-Tax Contributions must be allocated to the Participant's Pre-Tax Contribution Account within such Plan.

         (d)      For purposes of this Section 3.7:

                      (i) The term "Actual Deferral Percentage" means the ratio (expressed as a percentage) of the Pre-Tax Contributions plus any Qualified Non-Elective Contributions, if applicable, on behalf of a Participant for the Plan Year to the Participant's Compensation for the Plan Year.

                                The Actual Deferral Percentage for a Plan Year for an Employee who is eligible to have Pre-Tax Contributions made on his or her behalf for a Plan Year but does not is zero.

                     (ii) The term "Average Actual Deferral Percentage" means the arithmetic average (expressed as a percentage) of the Actual Deferral Percentages of all the Participants in the specified groups. The specified groups are the group consisting of all Participants who are eligible Highly Compensated Employees and those Participants who are eligible Non-Highly Compensated Employees.

                    (iii) The Actual Deferral Percentage for any Participant who is a eligible Highly Compensated Employee for the Plan Year and who is eligible to have tax deferred contributions made on his or her behalf under two or more arrangements described in Section 401(k) of the Code that are maintained by the Company or the Affiliated Company shall be determined as if such tax deferred contributions were made under a single arrangement.

                     (iv) In determining the Actual Deferral Percentage for a Plan Year for a Participant who is an eligible Highly Compensated Employee by virtue of being a five percent (5%) owner or one of the ten (10) most eligible Highly Compensated Employees (as defined in Section 1.16), the Pre-Tax Contributions, Qualified Non-Elective Contributions and Compensation of such Participant shall include the Pre-Tax Contributions, Qualified Non-Elective
                                Contributions and Compensation of any individual who is a "Family Member" (as hereinafter defined) and such Family Members shall be disregarded as separate employees in determining the Actual Deferral Percentage both for Participants who are eligible Highly Compensated Employees and for all other eligible Non-Highly Compensated Employee Participants; provided, however, that if the Family Member is the Participant's spouse or lineal descendent who has not yet attained age 19, then the sum of the Compensation of such Participant and Family Member shall not exceed the limitation in Code
                                Section 401(a)(17) for the Plan Year. A Family Member for this purpose means, with respect to any Employee described in Section 414(q)(6)(A) of the Code, an individual described in Section 414(q)(6)(B) of the Code.

                      (v) If the aggregate amount of the Pre-Tax Contributions actually paid over to the Trustee on behalf of Participants who are eligible Highly Compensated Employees exceeds the maximum amount permitted under the limits described in this Section 3.7 for such Plan Year, then the amount of such excess (hereinafter referred to as "Excess Contributions"), plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the succeeding Plan Year, but when possible before the fifteenth (15th) day of the third (3rd) month of that Plan Year, to Participants to whose Pre-Tax Contributions Accounts Excess Contributions were allocated for such Plan Year (determined by reducing the Pre-Tax Contributions on behalf of eligible Highly Compensated Employees in order of the Actual Deferral Percentages beginning with the highest of such percentages). Any Excess Contribution to be distributed shall be reduced by the Excess Deferrals previously distributed.

                                Allocable income or loss for the Plan Year is determined by multiplying the income or loss for the Plan Year allocable to elective deferrals by a fraction, the numerator of which is the Excess Contributions for the Plan Year and the denominator of which is the Account balance attributable to elective deferrals as of the end of the Plan Year, minus the income or plus the loss allocable to such Account balance for the year.

                                The allocable income or loss for the period from the last day of the Plan Year to the date of distribution ("gap period") is equal to 10% of the income or loss for the Plan Year times the number of months in the "gap period," counting whole months only and treating distributions made after the fifteenth (15th) of the month as occurring on the first day of the next month. Gap period income shall not be allocated to Excess Contributions.

                     (vi) In lieu of distributing Excess Contributions as described in the preceding paragraph, the Company, in its discretion, may make an additional Qualified Non-Elective Contribution for each Participant who is an eligible Non-Highly Compensated Employee, on a per capita basis, in such amount as is necessary to satisfy the Average Actual Deferral Percentage tests described in paragraphs (a) and (b) above.

                    (vii) Notwithstanding any distributions pursuant to the foregoing provisions, Excess Contributions shall be treated as Annual Additions for purposes of Section 3.10. Distribution pursuant to this Section 3.7 shall be made proportionately from the investment funds in which the balance in the Participant's Pre-Tax Contributions Account is invested.

         (e) In determining whether a plan satisfies Sections 3.8(a) or 3.8(b), all Pre-Tax Contributions that are made under two or more plans that are required to be aggregated for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(k), such aggregated plans must satisfy Code Sections 401(a)(4) and 410 as though they were a single plan.

3.8      ADDITIONAL LIMITATIONS

         The following provisions shall apply to Voluntary After-Tax Contributions, hereinafter referred to as 401(m) Contributions.

         Any other provision of the Plan to the contrary notwithstanding, the Administrator shall take such action as it deems appropriate to limit the amount of 401(m) Contributions made on behalf of each eligible Highly Compensated Employee each Plan Year to the extent necessary to insure that either (a) or (b) is satisfied:

         (a) The "Average Contribution Percentage" (as hereinafter defined) for the group of eligible Highly Compensated Employee Participants is not more than the Average Contribution Percentage of all eligible Non-Highly Compensated Employee Participants multiplied by 1.25.

         (b) The excess of the Average Contribution Percentage for the group of eligible Highly Compensated Employee Participants over that of all eligible Non-Highly Compensated Employee Participants is not more than two percentage points, and the Average Contribution Percentage for the group of eligible Highly Compensated Employee Participants is not more than the Average Contribution Percentage of all eligible Non-Highly Compensated Employee Participants multiplied by 2.0.

         (c) In addition, for each Plan Year the Plan must also meet the test for the multiple use of the alternative limitation as set forth in Section 1.401(m)-2(b) of the Income Tax Regulations. In the event the multiple use test is not met, the Company shall return After-Tax Contributions to all eligible Highly Compensated Employees as provided in Section 1.401(m)-2(c).

         (d)       For purposes of this Section:

                      (i) The term "Contribution Percentage" means the ratio (expressed as a percentage) of the 401(m) Contributions (plus any Pre-Tax Contributions that were not required to be taken into account for purposes of passing the tests set forth in
                               Section 3.7) made on behalf of the Participant for the Plan Year to the Participant's Compensation as a Participant for the Plan Year.

                      (ii) The term "Average Contribution Percentage" means the arithmetic average (expressed as a percentage) of the Contribution Percentages for all the Participants in the specified groups. The specified groups are the group consisting of all Participants who are eligible Highly Compensated Employees and the group consisting of all eligible Non-Highly Compensated Employee Participants.

                      (iii) The Contribution Percentage for a Participant who is an eligible Highly Compensated Employee for the Plan Year and who is eligible to make Participant contributions, or to have matching employer contributions (within the meaning of Section 401(m)(4)(A) of the Code) made on his or her behalf under two or more plans described in
                               Section 401(a) of the Code, or arrangements described in Section 401(m) of the Code, that are maintained by an Affiliated Company, shall be determined as if the total of such Participant contributions and matching contributions were made under this Plan.

                      (iv) In determining the Contribution Percentage of a Participant who is an eligible Highly Compensated Employee, the 401(m) Contributions and Compensation of such Participant shall include 401(m) Contributions made on behalf of, and the Compensation of, any individual who is a Family Member (as that term is defined in Section 3.7 of the Plan) and Family Members shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are eligible Highly Compensated Employees and for all eligible Non-Highly Compensated Employee Participants; provided, however, that if the Family Member is the Participant's spouse or lineal descendent who has not yet attained age 19, then the sum of the Compensation of such Participant and Family Member shall not exceed the limitation in Code Section 401(a)(17) for the Plan Year.

                      (v) If for any Plan Year the amount of 401(m) Contributions for the Plan Year made on behalf of Participants who are eligible Highly Compensated Employees exceeds the maximum amount permitted under the limits of this Section 3.8, then the amount of such excess (hereinafter referred to as "Excess Aggregate Contributions"), plus any income or minus any loss allocable thereto, shall be forfeited to the extent not vested or, if vested, distributed no later than the last day of the succeeding Plan Year, but when possible before the fifteenth (15th) day of the third
                               (3rd) month of that Plan Year, to the
                               Participants on whose behalf such Excess
                               Aggregate Contributions were made (determined by reducing contributions on behalf of eligible Highly Compensated Employees in order of Contribution Percentages beginning with the highest of such percentages to the next highest level of Contribution Percentages and, if necessary, continuing this process until the limits of this Section 3.8 are met).

                               The amount of Excess Aggregate Contributions to be distributed to each such Participant (or forfeited by the Participant to the extent the portion of Excess Aggregate Contributions represents 401(m) Contributions which are not vested) shall be determined on the basis of the portion, if any, of the Excess Aggregate Contributions attributable to each of such Participants. Distribution (or forfeiture) of the portion of Excess Aggregate Contributions allocable to a Participant shall be made from the Participant's Voluntary After-Tax Contributions Account as appropriate.

                               Allocable income or loss for the Plan Year is determined by multiplying the income or loss for the Plan Year allocable to Voluntary After-Tax Contributions by a fraction, the numerator of which is the Excess Aggregate Contributions for the Plan Year and the denominator of which is the account balance attributable to Voluntary After-Tax Contributions as of the end of the Plan Year, minus the income or plus the loss allocable to such account.

                               The allocable income or loss for the period from the last day of the Plan Year to the date of distribution ("gap period") is equal to 10% of the income or loss for the Plan Year times the number of months in the "gap period," counting whole months only and treating distributions made after the first 15 days of the month as occurring on the first day of the next month. Gap period income will not be allocated to Excess Aggregate Contributions.

                      (vi) Notwithstanding any distributions or forfeitures pursuant to the foregoing provisions, Excess Aggregate Contribution shall be treated as Annual Additions for purposes of Section 3.10. Determination of Excess Aggregate Contributions pursuant to this Section 3.8 shall be made only after first determining any excess elective deferrals pursuant to Section 3.9 and then determining any Excess Contributions pursuant to
                               Section 3.7. Distributions pursuant to this
                               Section 3.8 shall be made proportionately from the investment funds with respect to the Participant's Account or Accounts from which distribution is made.

                      (vii) The term "eligible employee" means an employee who is directly or indirectly eligible to make Participant contributions under the Plan for a Plan Year. An employee who would be eligible to make Participant contributions but for a suspension due to a distribution, a loan, or an election not to participate in the Plan, is an eligible employee for purposes of Code Section 401(m) even though the
                                    employee may not make such Participant
                                    contributions.

                      (viii) Elective contributions and Qualified Non-Elective contributions can be treated as Code Section 401(m) contributions for purposes of Average Contribution Percentage testing only if Section 1.401(m)-1(b)(5) of the Income Tax Regulations is satisfied.

             (e) In determining whether a plan satisfies Section 3.8(a), 3.8(b) or 3.8(c), all 401(m) contributions (including, for this purpose, matching contributions) that are made under two or more plans that are required to be aggregated for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(3)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(m), such aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

3.9          EXCESS ELECTIVE DEFERRALS

             If a Participant who had Pre-Tax Contributions made on his or her behalf for a calendar year makes a statement, in accordance with rules determined by the Administrator, that he or she has elective deferrals within the meaning of Section 402(g) of the Code for the calendar year in excess of the dollar limitation on elective deferrals in effect for such calendar year, and specifying the amount of such excess the Participant claims as allocable to this Plan, the amount of such excess, adjusted for income or loss attributable to such excess elective deferral, shall be distributed to the Participant by April 15 of the year following the year of the excess elective deferral.

             Allocable income or loss for the taxable year is determined by multiplying the income or loss for the taxable year allocable to elective deferrals by a fraction, the numerator of which is the excess elective deferral for the taxable year and the denominator of which is the account balance attributable to elective deferrals as of the end of the taxable year, minus the income or plus the loss allocable to such account balance for the year.

             The allocable income or loss for the period from the last day of the taxable year and the date of distribution ("gap period") is equal to ten percent (10%) of the income or loss for the taxable year times the number of months in the "gap period," counting whole months only and treating distributions made after the first 15 days of the month as occurring on the first day of the next month. Gap period income shall not be allocated to excess elective deferrals.

3.10         CONTRIBUTION LIMITATIONS - CODE SECTION 415

             (a) Notwithstanding any provision of the Plan to the contrary, in no event in any Limitation Year, which is the Plan Year, shall the "Annual Addition" (as hereinafter defined) on behalf of any Participant exceed the lesser of:

                       (i) 25% of the Participant's compensation for the Plan Year. Compensation shall mean wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit remuneration included as wages based on the nature or location of the employment or the service performed; or

                      (ii) $30,000 for the Plan Year beginning in 1988 and thereafter the greater of $30,000 or one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1)(A) as in effect for the Plan Year;

             (b)      "Annual Addition" means the sum for any Limitation Year of
                      (i) Company contributions (including Pre-Tax Contributions under this Plan) to defined contribution plans (combining, for this purpose, all defined contribution plans of any Affiliated Company (as such term would be modified by Section 415(h) of the Code)), (ii) forfeitures under all such plans, (iii) the amount of a participant's employee contributions under such plans, (iv) amounts allocated after March 31, 1984 to an individual medical account as defined by Code Section 415(l)(2) and (v) post-1985 contributions attributable to post-retirement medical benefits allocated to Key Employees (as defined in Section 16.1(b)) under a welfare plan as defined by Code Section 419(e). However, annual additions under (iv) and (v) are only taken into account for purposes of the dollar limitation described in Section 3.10(a)(ii).

                      The employee contributions described in clause (iii) of the preceding sentence shall be determined without regard to the repayment of any prior distributions made upon the exercise of any buy-back rights.

             (c) If the limitations applicable to any Participant in accordance with this Section 3.10 are exceeded, the following steps will be taken to dispose of the excess amounts:

                    (i) First, any Voluntary After-Tax Contributions, and applicable earnings thereon, for the Limitation Year will be returned to the Participant, and second, any Pre-Tax Contributions, and applicable earnings, allocated to the Participant's Account for the Limitation Year will be distributed to the Participant.

                    (ii) If after the application of (i) an excess amount still exists and the Plan covers the Participant at the end of the Limitation Year, the excess amount will be used to reduce future Company contributions (including any allocation of forfeitures) under the Plan for the next Limitation Year and for each succeeding Limitation Year as necessary, for the Participant.

                    (iii) If, after the application of (i) and (ii), an excess amount still exists and the Plan does not cover the Participant at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account which will be applied to reduce Company contributions (including allocation of forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year, if necessary.

           (d) If a Participant in this Plan is a Participant in any tax-qualified defined benefit plan maintained by the Company or an Affiliated Company, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction as described in Code Section 415(e) may not exceed
                    1.0 in any limitation year. This limitation shall be complied with by limiting the amount of retirement benefit payable to such Participant under such defined benefit plan without adjustment to the limitation applicable to such Participant under this Plan.

3.11       ROLLOVER CONTRIBUTIONS

           With the permission of the Company, an Eligible Employee or inactive Participant may make a Rollover Contribution to the Trustee. Such Rollover Contribution shall not be subject to the limitations of
           Section 3.7. The term "Rollover Contribution" means an amount distributed from:

           (a)      A qualified employee's trust described in Section 401(a);

           (b)      An employee annuity described in Code Section 403(a); or

           (c) A conduit individual retirement account or annuity described in Code Section 408, which is eligible for rollover treatment under Code Section 402(c).

           Rollover Contributions shall be allocated to the Participant's Rollover Contribution Account.

3.12       RETURN OF CONTRIBUTIONS

           Notwithstanding any provision of the Plan to the contrary, a contribution made to the Plan by the Company shall be returned to it if:

           (a) The contribution is made by reason of mistake of fact (for example, incorrect information as to eligibility or Compensation of an Employee, or a mathematical error); or

           (b) The contribution is not deductible under Section 404 of the Code;

           provided such return of contribution is made within one year of the mistaken payment of the contribution or the disallowance of the deduction, as the case may be.

           In any event, the amount which may be returned shall never be greater than an amount equal to the excess of (i) the amount contributed over
           (ii) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Company, but losses attributable thereto shall reduce the amount to be returned. If the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Company shall be limited so as to avoid such reduction.

                                   SECTION 4

                          INVESTMENT OF CONTRIBUTIONS

4.1        INVESTMENT OPTIONS

           Each Participant may choose to invest amounts credited to his or her Account(s) in such funds that the Administrator may establish from time to time.

           Any portion of an investment fund may, pending its permanent investment or distribution, be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof or any other investments of a short term nature, including but not limited to corporate obligations or participations therein. Any portion of an investment fund may be maintained in cash.

4.2        INVESTMENT IN LIFE INSURANCE

           Upon the Participant's election, the Company shall direct the Trustee to purchase ordinary life insurance on the life of such Participant with a portion of the Company's contribution for any Plan Year. Such direction shall set forth the particulars of the life insurance purchase which shall be subject to the limitation that the aggregate of ordinary life insurance premiums paid for the benefit of a Participant, at all times may not exceed 49.999% of the aggregate of the Company's Contributions allocated to any Participant's

           Account. The Trustees shall convert the entire value of life insurance into cash to provide periodic income or distribute the contract to the Participant at or before retirement in order that no portion of its value may be used to continue life insurance protection beyond retirement. Effective as of July 1, 1991, investment in life insurance was no longer permitted for Company contributions, although then existing policies were permitted to be retained.

4.3        ALLOCATION OF CONTRIBUTIONS AMONG INVESTMENT OPTIONS

           Contributions and rollover and/or transfer amounts made on a Participant's behalf shall be invested as elected by the Participant pursuant to this Section 4.3, or as subsequently changed in accordance with Section 4.4, in one or more of the investment funds established by the Administrator. Such elections will be made in accordance with procedures determined by the Administrator. The investment of such contributions shall be made as of the first day of the month following an election that conforms to the procedure established by the Administrator. Until the Administrator is notified in accordance with procedures established by the Administrator, all future contributions shall be invested in the percentages so specified.

           Accounts shall be established for each Participant under each fund to which such contributions have been allocated and each such Account will bear the expenses attributable to the investment thereof.

4.4        CHANGING INVESTMENT ELECTIONS; REALLOCATION AMONG INVESTMENT FUNDS

           Effective as of the first day of any month, a Participant may change his or her investment options, subject to the limitations set forth in Section 4.3, with respect to the value of his or her existing accounts and to contributions to be made thereafter, in accordance with rules established by the Administrator.

4.5        INVESTMENT OF FUND EARNINGS

           Dividends, interest and other distributions received by the Trustee in respect of any investment fund shall be reinvested in the same investment fund.

                                   SECTION 5

                                    VESTING

5.1      VESTING IN PARTICIPANT AND QUALIFIED NON-ELECTIVE CONTRIBUTIONS

         A Participant shall always be 100% vested in the value of his or her Pre-Tax Contributions Account, Rollover Contributions Account, Voluntary After-Tax Contributions Account, Qualified Non- Elective Contributions Account and Transfer Account.

5.2      VESTING IN COMPANY CONTRIBUTIONS ACCOUNT

         The interest of a Participant in the Company Contributions Account shall become fully vested upon the occurrence of one of the following events:

             (i) The Participant attaining age 62 while employed by an Affiliated Company. This provision does not apply to Eligible Employees who become Participants after January 1, 1991;

            (ii) The Participant attaining age 65 while employed by an Affiliated Company;

           (iii)       The Participant's death while employed by an Affiliated
                       Company;

            (iv) Termination of the Participant's employment by an Affiliate Company due to Permanent Disability;

             (v)       Completion of five (5) Years of Vesting Service; or

            (vi) Discontinuance of contributions by the Company or partial or complete termination of the Plan as provided in
                       Section 13.

5.3      YEARS OF VESTING SERVICE - COMPUTATION

         (a) Years of Vesting Service. In computing Years of Vesting Service for purposes of determining vesting under Section 5.2, Years of Vesting Service shall include all Years of Vesting Service as an Employee of an Affiliated Company, whether or not as an Eligible Employee, as defined herein, other than:

                        (i) Years of Vesting Service before the year in which the Participant attained age eighteen (18) (unless the Employee was a Participant prior to attaining that age); and

                       (ii) Years of Vesting Service prior to January 1, 1976, other than while the Participant was an Employee, as defined in the Plan applicable to those years.

                      Effective January 1, 1990, unless otherwise specifically provided in an Appendix to this Plan, Years of Vesting Service shall be credited for employment with a predecessor employer prior to its acquisition by the Company.

          (b) One-Year Break in Service. If a Participant shall incur a One-Year Break in Service, Years of Vesting Service prior to the One-Year Break in Service shall not be taken into account until the Participant has completed one (1) Year of Vesting Service after the One-Year Break in Service, subject, however, to the further limitations of the following sentence. If a Participant who is not vested in his or her Company Contributions Account shall incur five
                    (5) or more consecutive One-Year Breaks in Service, Years of Vesting Service prior thereto shall not be taken into account upon returning to service.

5.4      OCCURRENCE OF FORFEITURE

         The forfeiture of a Participant's non-vested interest in his or her Account shall occur at the end of a Plan Year following which a Participant shall have incurred five (5) consecutive One-Year Breaks in Service. Notwithstanding the foregoing, a forfeiture shall occur at the end of the Plan Year during which a Participant incurs a One-Year Break in Service following a deemed distribution; provided, however, that such forfeiture shall be restored if the Participant returns to employment by an Affiliated Company prior to incurring five (5) consecutive One-Year Breaks in Service. A deemed distribution occurs when a Participant who is zero percent (0%) vested in his or her Company Contributions Account terminates employment and is no longer employed by any Affiliated Company.

5.5      APPLICATION OF FORFEITURES

         Forfeitures shall be allocated pursuant to the provisions of Section
         3.6.

                                   SECTION 6

                                   ACCOUNTS;
                            VALUATION AND ALLOCATION

6.1      SEPARATE ACCOUNTS TO REFLECT CONTRIBUTIONS

         The Administrator shall maintain a separate Pre-Tax Contributions Account, Voluntary After-Tax Contributions Account, Rollover Contributions Account, Qualified Non-Elective

         Contributions Account, Transfer Account and Company Contributions Account for each Participant which shall reflect the portion of the Participant's interest in the Trust Fund which is attributable to his or her Pre-Tax, After-Tax, Rollover, Qualified Non-Elective and Company Contributions and Transfers to the Trust Fund on his or her behalf.

6.2      SEPARATE ACCOUNTS IN INVESTMENT FUNDS

         The Administrator shall maintain Accounts for each Participant in each investment fund in which such Participant has had contributions made on his or her behalf. Such Accounts shall reflect the portion of the Participant's interest in the Trust Fund which is attributable to such contributions.

6.3      VALUATION OF ACCOUNTS

         As of each Valuation Date, the Administrator shall value Trust Fund assets at their fair market value and shall adjust the Accounts of each Participant to reflect contributions, withdrawals, distributions, income earned or accrued, expenses payable from the Trust Fund not otherwise paid by the Company and any increase or decrease in the value of Trust Fund assets since the preceding Valuation Date. Income earned or accrued, expenses payable from the Trust Fund and any increase or decrease in the value of Trust Fund assets since the preceding Valuation Date shall be proportionately credited based on the balances as of the preceding Valuation Date of each Participant's Account.

6.4      STATEMENTS TO PARTICIPANTS

         At least once each Plan Year, the Administrator shall furnish each Participant with a written statement of his or her Account.

6.5      PARTICIPANT TRANSFER ACCOUNT

         (a) A fully vested Participant who ceases to be an Eligible Employee because of a transfer to another entity within an Affiliated Company may elect to transfer his or her Accounts from the Plan to the extent that such other entity maintains a defined contribution plan that accepts such transfers.

         (b) With the consent of the Company, a fully vested Participant who becomes an Eligible Employee because of a transfer from another entity within an Affiliated Company may elect to transfer his or her accounts from a defined contribution plan that has been maintained or contributed to by the other entity. A separate Account will be established to accept such transfers.

         (c) Any transfer made pursuant to this Section, must satisfy the requirements of the "elective transfer" provisions of Q&A 3(b) of Section 1.411(d)(4) of the Income Tax Regulations concerning Code Section 411(d)(6) protected benefits.

6.6      ROLLOVER CONTRIBUTIONS ACCOUNT

         An individual who becomes an Eligible Employee by reason of the acquisition of such individual's predecessor Employer by the Company may elect to rollover a distribution of his or her vested account balance under such predecessor Employer's plan into the Plan, provided however, such distribution constitutes an eligible rollover distribution as defined in Code Section 402(c). A separate Rollover Contributions Account will be established in the Plan to accept such rollovers. The value of a Participant's Rollover Contributions Account shall be determined in accordance with Section 8.2.

                                   SECTION 7

                         WITHDRAWALS DURING EMPLOYMENT

7.1      HARDSHIP WITHDRAWALS FROM PRE-TAX CONTRIBUTIONS

         (a) At any time, but not more frequently than once a year, a Participant may, by reason of hardship, as determined below, withdraw the total amount of elective deferrals made to the Plan (exclusive of earnings on Pre-Tax Contributions) up to the balance then credited to his or her Pre-Tax Contributions Account.

                  Such request shall be made in writing in accordance with rules determined by the Administrator.

         (b) For purposes of this Section 7.1, "Hardship" means a circumstance resulting from an immediate and heavy financial need of the Participant attributable to:

                  (i)         Expenses for medical care described in Code
                              Section 213(d) previously incurred by the Participant, his or her spouse or dependents as defined in Code Section 152 or expenses necessary for these persons to obtain medical care.

                  (ii) Costs directly related to the purchase of a Participant's principal residence, excluding mortgage payments.

                  (iii) Payments necessary to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that residence.

                  (iv) Payments of tuition and related educational fees for the next 12-months of post-secondary education of the Participant, his or her spouse or dependents as defined in Code Section 152.

                  (v) Funeral expenses for a member of the Participant's family.

         (c) No distribution shall be made on account of hardship unless the Administrator, based upon the Participant's written representation and such other facts as are known to the Administrator, determines that such amount is not reasonably available to the Participant from any other resources of the Participant. Such written representation shall indicate that the need for the hardship withdrawal cannot be relieved by any of the following:

                  (i) reimbursement or compensation by insurance or otherwise;

                  (ii) reasonable liquidation of assets (including, for this purpose, assets of the Participant's spouse and minor children that are reasonably available to the Participant) to the extent such liquidation would not itself cause an immediate and heavy financial need;

                  (iii)       cessation of Pre-Tax Contributions under the Plan;
                              or

                  (iv) other withdrawals or nontaxable (at the time of the loan) loans from this Plan or from other plans maintained by an Affiliated Company (except those entities listed in Appendix C) or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

         (d)      Upon approval by the Administrator of a Hardship withdrawal,
                  (i) a Participant will be suspended from making Pre-Tax Contributions to this Plan and pre-tax contributions to any other plan of an Affiliated Company (collectively, "Affiliated Pre-Tax and After-Tax Contributions") until the first day of the month following twelve (12) months from the withdrawal date, and (ii) the Participant's Affiliated Pre-Tax Contributions for the next taxable year of the Participant shall be limited to the applicable limit under Section 402(g) of the Code for such taxable year minus Affiliated Pre-Tax Contributions for the year of the Hardship withdrawal.

         (e) A Participant may not replace any amounts voluntarily withdrawn hereunder.

7.2      WITHDRAWAL UPON ATTAINMENT OF AGE 59 1/2

         A Participant upon the attainment of age 59 1/2 may request to withdraw all or a portion of his or her Pre-Tax Contributions Account in accordance with rules determined by the

         Administrator. For purposes of this Section, the value of the Pre-Tax Contributions Account shall be determined:

         (a)      As of the most recent Valuation Date before the withdrawal; or

         (b) Based on the estimated value of the Account on the date of the withdrawal.

         Distributions will be made as soon as administratively possible following receipt of such request, taking into consideration, among other things, the financial integrity of the Trust.

7.3      QUALIFIED DOMESTIC RELATIONS WITHDRAWALS AND DISTRIBUTIONS

         Notwithstanding any limitations and restrictions on withdrawals and distributions under this Plan with respect to Participants, payment may be made to an "alternate payee" prior to the Participant's separation from service or attainment of "earliest retirement age," but only if such payment is directed by the terms of a "qualified domestic relations order," as those terms are defined in Section 414(p) of the Code. The respective Accounts of any Participant subject to such an order shall be adjusted in accordance with procedures established by the Administrator in accordance with applicable law, regulations and rules to reflect payments made pursuant to the qualified domestic relations order.

7.4      WITHDRAWAL UPON CERTAIN CORPORATE TRANSACTIONS

         A Participant may elect to receive in a lump sum payment, including his or her Pre-Tax Contributions Account, the amounts credited to his or her Vested Accounts upon:

         (a) The sale by the Company to an entity that is not an Affiliated Company of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used by the Company or an Affiliated Company in a trade or business with respect to a Participant who continues employment with the corporation acquiring such assets, provided such entity does not maintain this Plan.

         (b) The sale by the Company or an Affiliated Company of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Company with respect to a Participant who continues employment with such subsidiary, provided such entity does not maintain this Plan.

7.5      WITHDRAWAL OF PARTICIPANT'S VOLUNTARY AFTER-TAX CONTRIBUTIONS

         A Participant may, in accordance with rules determined by the Administrator, request the Administrator to distribute any sum up to the aggregate amount of his or her Voluntary After-Tax Contributions Account. Computations shall be made as of the Valuation Date coinciding with or immediately preceding the date of withdrawal.

7.6      SOURCE OF WITHDRAWAL

         Any withdrawals pursuant to this Section 7 shall be taken proportionately from each investment fund in which the Participant's Pre-Tax or After-Tax Contributions Accounts are invested. However, in no event may a "Hardship" withdrawal under Section 7.1 be made from earnings on Pre-Tax Contributions, from a Participant's Qualified Non-Elective Contributions Account or from any other contributions used to meet the discrimination test as set forth in Section 3.7.

7.7      PAYMENT OF WITHDRAWN AMOUNTS

         Amounts withdrawn pursuant to this Section 7 shall be paid to a Participant in a lump sum in cash as soon as practicable after the Administrator makes its determination taking into consideration, among other things, the financial integrity of the Trust.

7.8      SPOUSAL CONSENT REQUIREMENT

         The provisions of Appendix B shall apply to any withdrawal under this
         Section 7 from an Electing Participant's Pre-Tax Contributions Account or Voluntary After-Tax Contributions Account.

7.9      HARDSHIP WITHDRAWAL FROM COMPANY CONTRIBUTIONS

         At any time after being fully vested in his or her Company Contributions, a Participant may request to withdraw an amount from his or her Company Contributions Account not to exceed fifty percent (50%) of such Account on account of hardship. Such a request shall be made in accordance with rules determined by the Administrator, shall specify the amount needed and shall be accompanied by evidence documenting the hardship.

         For purposes of this Section 7.9, "hardship" means an unplanned circumstance or emergency resulting in an immediate and heavy financial need that cannot be met through either Participant loans as described in Section 17 or withdrawals from Pre-Tax Contributions as described in
         Section 7.1. All such withdrawal requests must be approved by the Administrator, whose decisions shall be final.

7.10     WITHDRAWAL FROM ROLLOVER CONTRIBUTIONS ACCOUNT

         Notwithstanding any other Plan provision to the contrary, a Participant may request a distribution of all or a part of his or her Rollover Contributions Account, in accordance with rules determined by the Administrator.

                                   SECTION 8

                   DISTRIBUTIONS ON TERMINATION OF EMPLOYMENT

8.1      GENERAL

         When a Participant ceases to be employed by the Company or any Affiliated Company for any reason, the total value of such Participant's vested Account shall be distributed to him or her or, if distribution is being made by reason of death, to his or her Beneficiary. Such distribution shall be made in accordance with the provisions of Section 9. However, except as provided in Section 8.6, no distribution shall commence prior to the first day of the month following a Participant's attainment of age sixty-five (65) without the written consent of the Participant.

8.2      VALUATION

         The value of a Participant's vested Account for purposes of Section 8.1 shall be based on the value as of the Valuation Date immediately preceding the date of distribution, provided that such Valuation Date is not earlier than the Valuation Date coinciding with or next following the Administrator's receipt from the Participant (or in the case of the Participant's death, his or her Beneficiary) of a claim for benefits in accordance with the procedures established by the Administrator.

8.3      CONTINUED INVESTMENT OF PARTICIPANT'S ACCOUNT

         When a Participant ceases to be an Eligible Employee, his or her Account shall continue to be invested in accordance with Section 4 until such time as it is completely distributed.

8.4      DISTRIBUTION UPON DEATH

         Except as provided in Section 8.7 and subject to the provisions of Appendix B, if applicable, if a Participant ceases to be an Employee by reason of his death, or if the Trustee holds any unpaid balance of the amount due to a Participant at the death of such Participant, his Account shall be distributed as provided in this Section 8.4. Such distribution shall be made to the Surviving Spouse or Beneficiary selected by the Participant in one or more of the following ways as the Surviving Spouse or Beneficiary shall determine:

         (a) The payment of such amount to such Surviving Spouse or Beneficiary in a cash lump sum; or

         (b) The payment of such amount to such Surviving Spouse or Beneficiary in a series of substantially equal cash installments over a period not to exceed that provided in

                  Section 9.2. Until so paid the unpaid balance of such amount shall continue to be invested as directed by the Surviving Spouse or Beneficiary.

         All such payments shall be at the value of the assets on the Valuation Date coinciding with or immediately preceding the date of payment.

8.5      DISTRIBUTION OF SMALL AMOUNTS

         If a Participant ceases to be an Employee by reason of death, or if the Trustee holds any unpaid balance of the amount due to a Participant who is no longer an Employee at the death of such Participant, and the value of the Participant's Account is not greater than $3,500, the Surviving Spouse or Beneficiary, as the case may be, will receive a cash, lump sum distribution of the value of such Account.

8.6      COMMENCEMENT OF DISTRIBUTION AT DEATH

         Upon the death of the Participant, the distributions will continue or commence as follows:

         (a) If the Participant dies after distribution of his Account has commenced, the remaining portion of such Account will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         (b) If the Participant dies before distribution of his Account commences, the Participant's entire Account will be distributed no later than December 31 of the year of the fifth
                  (5th) anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (i) and (ii) or (iii) below:

                  (i) If any portion of the Participant's Account is payable to a Surviving Spouse or Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the Surviving Spouse or Beneficiary;

                  (ii) If the Participant's Account is payable to his Surviving Spouse, distributions shall begin no later than December 31 at the end of the year in which the Participant would have attained age 70 1/2, and, if the Surviving Spouse dies before payments begin, subsequent distributions shall be made as if the Surviving Spouse had been the Participant; or

                  (iii) If the Participant's Account is payable to a Beneficiary other than his Surviving Spouse, distributions shall begin no later than the December 31 of the end of the year in which the first anniversary of the Participant's death occurred.

         (c) For purposes of subsection (b) above, payments will be calculated by use of the return multiples specified in Section 1.72-9 of the Income Tax Regulations. Life expectancy of a Surviving Spouse will be calculated at the time payment first commences and may be recalculated annually. In the case of any other Beneficiary, life expectancy will be calculated at the time payment first commences and payments for any 12-consecutive month period will be based on such life expectancy minus the number of whole years passed since distribution first commenced.

         (d) For purposes of this Section any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches age of majority.

8.7      PARTICIPANTS AS OF DECEMBER 31, 1984

         Any Participant who was a Participant on December 31, 1984 shall be subject to the payment of benefit provisions provided in Appendix B attached hereto and made part of the Plan.

                                   SECTION 9

                              PAYMENT OF BENEFITS

9.1      APPLICATION OF SECTION

         All amounts distributed pursuant to Section 8 shall be paid to the Participant or his or her Beneficiary, as the case may be, in accordance with the provisions of this Section 9.

9.2      FORM OF PAYMENT

         Subject to the limitations of Appendix B, a Participant's vested interest in his or her Account shall be distributed as herein provided if his or her employment with the Affiliated Company is terminated other than by reason of his or her death. Such Participant's Account shall be paid as follows:

                      (i)       In a single lump sum payment; or

                     (ii) In a series of substantially equal cash installments over a period not to exceed the life expectancy of a Participant, or the life expectancies of a Participant and a designated Beneficiary; or

                    (iii) In non-periodic payments or in periodic payments in amounts as elected by the Participant subject to the requirements of Section 9.9.

         Notwithstanding the foregoing, if the vested value of the Participant's Account exceeds $3,500, payment shall be made as prescribed in this
         Section 9.2 prior to the Participant's 65th birthday only if the Participant so elects. If the vested value of the Participant's Account is not greater than $3,500, the Participant will receive a distribution of the value of the vested portion of his or her Account in accordance with Section 5.

         To the extent that the Participant's Account is invested in Company Securities at such time, the Participant may request payment to be made as follows:

         (a) in whole units of Company Securities eligible for distribution pursuant to applicable law, with the value of any fractional units in cash,

         (b)      in cash, or

         (c)      in some combination of Company Securities and cash

         For purposes of the preceding sentence, "Company Securities" means the common stock, $1 par value, of The Dexter Corporation.

9.3.     COMMENCEMENT OF PAYMENTS

         All distributions pursuant to Section 8 to or on behalf of a Participant shall be made or shall commence at such time as the Participant shall elect, in accordance with rules determined by the Administration; provided, however, that, unless a Participant elects otherwise, distributions to such Participant shall be made or shall commence no later than 60 days after the end of the latest of the Plan Years in which occurs: (a) the Participant's attainment of age 65, (b) the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (c) the Participant's termination of employment.

9.4      DESIGNATION OF BENEFICIARY

         (a) Subject to paragraph (b) below, a Participant may file with the Company a written designation of Beneficiary or Beneficiaries with respect to all or part of the assets in the Accounts of the Participant. Upon the death of a Participant, the assets in his or her Accounts with respect to which such a designation is valid and enforceable shall be distributed in accordance with the Plan to the Beneficiary or Beneficiaries designated and in any event not later than the last day of the calendar year of the fifth anniversary of the Participant's death. Assets in the accounts of the Participant not affected by such written designation shall be distributed in accordance with the Plan to the Participant's Spouse or if unmarried to such Participant's estate.

         (b) The Participant's Surviving Spouse shall be the Beneficiary entitled to receive all benefits payable on the death of the Participant unless the Participant, with Spousal Consent, designates another Beneficiary. A Participant may change his or her Beneficiary or Beneficiaries from time to time in accordance with rules determined by the Administrator without the consent of any previously designated Beneficiary or Beneficiaries, and Spousal Consent shall be required for any such change unless the original Spousal Consent with respect to the designation of a Beneficiary expressly permitted designation by the Participant without any further requirement of Spousal Consent.

9.5      RESTRICTION AGAINST ASSIGNMENT

         It is a condition of the Plan, and all rights of each Participant and Beneficiary shall be subject thereto, that, with the exception of payments pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code, no right or interest of any Participant or Beneficiary in the Plan and no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any such right, interest or benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right, interest or benefit, except as specifically provided in this Plan.

9.6      NO EMPLOYMENT RIGHTS

         The establishment of the Plan shall not be construed as conferring any rights upon any person or Employee for employment or a continuation of employment, nor shall it be construed as limiting in any way the right of the Company to discharge any Employee or to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant under the Plan.

9.7      PAYMENTS IN THE EVENT OF INCOMPETENCE

         If any person entitled to receive any benefits hereunder is, in the judgment of the Administrator, legally, physically, or mentally incapable of personally receiving and receipting for any distribution, the Administrator may direct that any distribution due such person, unless claim has been made therefor by a duly appointed legal representative, be made to his or her Spouse, children or other dependents, or to a person with whom he or she resides, and any other distribution so made shall be a complete discharge of the liabilities of the Plan.

9.8      DISCHARGE OF PLAN OBLIGATIONS

         The determination of the Administrator as to the identity of the proper payee of any benefit payment from the Trust Fund and the amount properly payable shall be conclusive, and payments in accordance with such determination shall constitute a complete discharge of all obligations on account thereof.

9.9      DISTRIBUTIONS NO LATER THAN AGE 70-1/2

         Notwithstanding the foregoing provisions of this Section 9, distribution of a Participant's entire interest in the Plan shall be made no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 in accordance with applicable rules and regulations. If the Participant continues in employment after age 70-1/2, distributions of amounts credited to the Participant after the initial distribution shall be made in accordance with applicable rules and regulations. This Section 9.9 shall not be applicable to any Participant who attains age 70-1/2 before January 1, 1988 other than a

         Participant who is a 5-percent owner (as defined in Section 416(i) of the Code) at any time during the calendar year in which such Participant attains age 66-1/2 and any subsequent calendar year. A Participant who is not a 5% owner, attains age 70 1/2 during 1988 and continues to be employed by the Company on January 1, 1989, shall be required to begin receiving distributions by April 1, 1990.

         The amount required to be distributed each calendar year must be at least an amount equal to the quotient obtained by dividing the Participant's Account balance as of the latest Valuation Date preceding the current calendar year by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and his or her designated Beneficiary, as provided under Code Section 401(a)(9).

         Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually. The life expectancy of a non-spouse Beneficiary, however, may not be recalculated.

         If the Participant's Spouse is not the designated Beneficiary, any method of distribution must meet the minimum distribution incidental benefit (MDIB) requirements under Code Section 401(a)(9).

9.10     FAILURE TO LOCATE PAYEE

         If any amount is payable from the Trust Fund to any person and, after written notice from the Trustee mailed to such person's last known address as certified to the Trustee by the Administrator, and such person shall not have presented himself or herself to the Trustee within one year after the mailing of such notice, such amount shall be forfeited and shall be used to reduce Company contributions; provided however, that the forfeited amount shall be restored and paid to the proper payee upon any ultimate claim for benefits by such proper payee.

9.11     DIRECT ROLLOVER

         Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of the above, the following definitions shall apply:

         (a) "Eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) "Eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) "Distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternative payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) "Direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   SECTION 10

                           ADMINISTRATION OF THE PLAN

10.1     PLAN ADMINISTRATION

         The Administrator and the Investment Committee shall be the Plan's "named fiduciaries" for the purposes of Section 402(a) of ERISA. Administration of the Plan shall be the responsibility of the Company except to the extent that:

         (a) authority to construe, administer and interpret the Plan is delegated to the Administrator in accordance with this Section 10;

         (b) authority to hold the Trust Fund of the Plan has been delegated to the Trustee and authority to direct the Trustee has been delegated to the Administrator in accordance with
                  Section 11;

         (c) authority to act for the Company has otherwise been reserved to the Board of Directors; and

         (d) authority to appoint an investment manager within the meaning of ERISA Section 3(38) is delegated to the Investment Committee in accordance with this Section 10.

10.2     APPOINTMENT OF THE ADMINISTRATOR

         The Company, acting through its Chief Executive Officer, shall appoint an "Administrator," which shall be an individual or group of individuals acting as an Administrative Committee (the "Committee") to perform the duties of the Company as "plan administrator." Any individual, including but not limited to Employees and Participants, may be appointed as a member of the Committee. Such appointed individual shall file a written consent to serve as a member of the Committee with the records of the Plan. Each member of the Committee shall serve until his or her resignation or dismissal by the Company. Vacancies shall be filled in the same manner as the original appointment. To resign, a member shall give written notice which shall be effective on the earlier of the appointment of his successor or the passing of 60 days after such notice is mailed or personally delivered to the Company. The members of the Committee shall serve as such without compensation and without bond or other security at the pleasure of the Company.

10.3     RESPONSIBILITIES OF ADMINISTRATOR

         Subject to Section 10.1, the Administrator shall be responsible for the administration, operation and interpretation of the Plan. The Administrator shall establish rules from time to time for the transaction of its business. It shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of any person or class of person. Such decisions, actions and records of the Administrator shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan. The Administrator may retain counsel, employ agents and obtain clerical, consulting and accounting services as the Administrator may require or deem advisable from time to time.

         The Administrator shall maintain accounts to the extent it deems necessary or appropriate showing the fiscal transactions of the Plan.

10.4     APPOINTMENT OF THE INVESTMENT COMMITTEE

         The Company, acting through its Chief Executive Officer, shall appoint members of a committee to be known as the Investment Committee. Any individual, including but not limited to Employees and Participants, may be appointed as a member of the Investment

         Committee. Such appointed individual shall file a written consent to serve as a member of the Investment Committee with the records of the Plan. Each member of the Investment Committee shall serve until his or her resignation or dismissal by the Company. Vacancies shall be filled in the same manner as the original appointment. To resign, a member shall give written notice which shall be effective on the earlier of the appointment of his successor or the passing of 60 days after such notice is mailed or personally delivered to the Company. The members of the Investment Committee shall serve as such without compensation and without bond or other security at the pleasure of the Company.

10.5     RESPONSIBILITIES OF INVESTMENT COMMITTEE

         The Investment Committee shall be responsible for all matters relating to the funding of the Plan and the overseeing of the investment of Plan assets. The Investment Committee may delegate authority and responsibility to one or more persons, including without limitation any investment manager within the meaning of ERISA Section 3(38), pursuant to Section 11.5. The Investment Committee may retain counsel, employ agents and obtain clerical, consulting and accounting services as the Investment Committee may require or deem advisable from time to time.

10.6     CLAIMS PROCEDURE

         In the event that any Participant or other payee claims to be entitled to a benefit under the Plan, and the Administrator determines that such claim should be denied in whole or in part, the Administrator shall, in writing, notify such claimant within 90 days of receipt of such claim that his or her claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or other payee and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial. Within 60 days after receipt of such notice, such claimant may request, by mailing or delivery of written notice to the Administrator, a review by the Administrator of the decision denying the claim. If the claimant fails to request such a review within such 60 day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Administrator is correct. If such claimant requests a review within such 60 day period, the Participant or other payee shall have 30 days after filing a request for review to submit additional written material in support of the claim. The Administrator shall decide whether or not to grant the claim within 60 days after receipt of the request for review, but this period may be extended by the Administrator for up to an additional 60 days in special circumstances. After such review, the Administrator shall determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination. Decisions of the Administrator are final and binding on all persons.

10.7     ENGAGEMENT OF ACCOUNTANT

         The Company shall engage a "qualified public accountant" to prepare such audited financial statements of the operation of the Plan as shall be required by ERISA.

10.8     LIMITATION ON LIABILITY

         The Administrator and the Investment Committee shall not be liable for any act or omission on their part, excepting only his or her own willful misconduct or gross negligence or except as otherwise expressly provided by ERISA. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Administrator and the Investment Committee against any and all claims, demands, suits or proceedings in connection with the Plan and Trust Fund that may be brought by Participants or their Beneficiaries, Employees of participating Companies, or by any other person, corporation, entity, government or agency thereof; provided, however that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The Board of Directors, at the Company's expense, may settle such claim or demand asserted, or suit or proceedings brought, against of the Administrator or the Investment Committee when such settlement appears to be in the best interest of the Company.

10.9     AGENT FOR SERVICE OF PROCESS

         The Administrator or such other person as may from time to time be designated by the Administrator shall be the agent for service of process under the Plan.

10.10    DELIVERY OF ELECTIONS TO ADMINISTRATOR

         All elections, designation, requests, notices, instructions and other communications required or permitted under the Plan from the Company, a Participant, Beneficiary or other person to the Administrator or the Investment Committee shall be made in accordance with rules determined by the Administrator and the Investment Committee, respectively.

                                   SECTION 11

                          MANAGEMENT OF THE TRUST FUND

11.1     TRUST AGREEMENT

         All assets of the Plan shall be held as a Trust Fund under a Trust Agreement with the Trustee for the exclusive benefit of Participants and their Beneficiaries under the Plan, and paying the expenses of the Plan not paid directly by the Company, and prior to the satisfaction of all liabilities with respect to such persons, no part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of such persons. No such person, nor any other person, shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to, or under the Trust Fund or any part of its assets, except to the extent expressly provided in the Plan.

11.2     APPOINTMENT OF THE TRUSTEE

         The Trustee shall be appointed by the Investment Committee, with such powers in the Trustee as to investment, reinvestment, control and disbursement of the Trust Fund as shall be in accordance with the Plan and Trust Agreement. The Investment Committee may remove the Trustee at any time and upon such removal or upon the resignation of the Trustee, the Investment Committee shall designate a successor Trustee. Removal or resignation of the Trustee must be in writing and requires at least 60 days notice.

11.3     FORM OF DISBURSEMENTS

         The Administrator shall determine the manner in which the Trust Fund shall be disbursed in accordance with the Plan and the provisions of the Trust Agreement, including the form of voucher or warrant to be used in authorizing disbursements and the qualifications of persons authorized to approve and sign the same and any other matters incident to the disbursement of the Trust Fund.

11.4     EXPENSES OF THE PLAN

         The expenses of the administration of the Plan shall be deemed to be expenses of the Trust Fund.

11.5     AUTHORITY AND RESPONSIBILITY OF INVESTMENT MANAGER

         The Company, acting through its Investment Committee, may appoint one or more Investment Managers with full authority and responsibility with respect to the investment and management of all or a portion of the trust assets. In such case, the Trustee shall not be liable nor responsible in any way for any losses or other unfavorable results arising from the Trustee's compliance with investment or management directions received by the Trustee from the Investment Manager except as otherwise provided by ERISA.

         All directions concerning investments made by the Investment Manager shall be signed by such person or persons, acting on behalf of the Investment Manager, as may be duly authorized in writing; provided, however, that the transmission to the Trustee of such directions by photostatic teletransmission with duplicate or facsimile signature or signatures shall be considered a delivery in writing of the aforesaid directions until the Trustee is notified in writing by the Investment Manager that the use of such devices with duplicate or facsimile signatures is no longer authorized. The Trustee shall be entitled to rely upon directions which it receives by such means if so authorized by the Investment Manager and shall in no way be responsible for the consequences of any unauthorized use of such device which use was not, in fact, known by the Trustee at the time to be unauthorized.

         The Trustee shall be under no duty to question any directions of the Investment Manager nor to review any securities or other property of the Trust constituting assets thereof with respect to which an Investment Manager has investment responsibility, nor to make any suggestions to such Investment Manager in connection therewith. The Trustee shall, as promptly as possible, comply with any written directions given by the Investment Manager hereunder and, where such directions are given by photostatic teletransmission with facsimile signature or signatures, the Trustee shall be entitled to presume that any directions so given are fully authorized.

         The Trustee shall not be liable, in any manner nor for any reason, for the making or retention of any investment pursuant to such directions of the Investment Manager, nor shall the Trustee be liable for the Trustee's failure to invest any or all of the Trust Fund in the absence of such directions. In any event the Investment Manager referred to above shall not direct the purchase, sale or disposition of any assets of the Trust Fund if such directions are not in compliance with the applicable provisions of ERISA and any regulations or rulings issued thereunder.

         If the Investment Manager is authorized to direct the investment and management of the trust assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any of said securities purchased of which notice was given prior to the purchase of such securities, and shall have no obligation to exercise any such right.

         The term "Investment Manager" as used herein shall be construed as meaning a fiduciary as defined in Section 3(38) of ERISA, which fiduciary has fully complied with the provisions of said Section 3(38) of ERISA and has provided the Administrator and the Trustee with written acknowledgment that the fiduciary has done so and is a fiduciary with respect to the Plan.

                                   SECTION 12

                       ADOPTION AND AMENDMENT OF THE PLAN

12.1     PLAN AMENDMENTS

         This Plan may be wholly or partially amended or otherwise modified at any time by the Company, provided, however, that:

         (a) No amendment or modification can be made that would permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of such Participants and their Beneficiaries under the Plan and for the payment of the expenses of the Plan.

         (b) No amendment or modification shall have any retroactive effect so as to deprive any person of any benefit already accrued, including the elimination or reduction of an early retirement benefit, or a retirement-type subsidy or the elimination of an optional form of payment except as may be permitted under regulations under Code Section 411(d)(6). However, any amendment may be made retroactive that is necessary to bring the Plan into conformity with governmental regulations in order to qualify the Plan for tax purposes and meet the requirements of ERISA.

         (c) No amendment or modification may be made which shall increase the duties or liabilities of the Trustee, the Administrator or of the Company without the written consent of the party so affected.

         (d) In the event the vesting schedule set forth in Section 5 is amended, such amendment may not reduce the vesting percentage of any Participant in his or her then account balance. In addition, any Participant who has completed three (3) Years of Service at the time of such amendment may elect to continue under the vesting schedule in effect prior to such amendment.

                                   SECTION 13

                           DISCONTINUANCE OF THE PLAN

13.1     TERMINATION OF PLAN

         The Plan may be terminated at any time by the Board of Directors by written notice to the Administrator and to the Trustee at the time acting hereunder, but only upon condition that such action is taken as shall render it impossible for any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries under the Plan and for the payment of the administrative costs of the Plan not otherwise paid by the Company. In the event of any termination, or partial termination of the Plan, or complete discontinuance of contributions thereunder, all affected Participants' Accounts shall become fully vested and nonforfeitable. For purposes of the preceding sentence, portions of Accounts that have been forfeited on account of a deemed distribution pursuant to Section 5.4 shall not become vested.

13.2     REVALUATION ON TERMINATION

         If the Plan is terminated pursuant to Section 13.1 and the Board of Directors determines that the Trust Fund shall be terminated, of which determination written notice shall be given to the Administrator and to the Trustee at the time acting hereunder, the Trust Fund shall be revalued as if the termination date were the Valuation Date, and the current value of all Accounts shall be distributed in accordance with
         Section 9.

         However, in no event may the Plan be terminated and in the Pre-Tax Contributions Account or Qualified Non-Elective Contributions Account be distributed while the Company or the Affiliated Company maintains another defined contribution plan other than an ESOP or SEP.

13.3     DISTRIBUTION UPON PLAN TERMINATION

         A distribution of the Participant's Account shall be made to the Participant or his or her Beneficiary as soon as administratively feasible after the termination of the Plan, provided that neither the Company nor an Affiliated Company maintains a successor plan.

13.4     DISTRIBUTIONS UPON SALE OF ASSETS

         A Participant's Account shall be distributed to the Participant, as soon as administratively feasible, after the sale to an entity that is not an Affiliated Company of substantially all of the assets issued by the Company in the trade or business in which the Participant is employed.

13.5     DISTRIBUTION UPON SALE OF SUBSIDIARY

         A Participant's Account shall be distributed as soon as administratively feasible to a Participant who continues in employment with a former subsidiary of the Company after the sale of the Company's interest in the subsidiary to an entity which is not an Affiliated Company.

13.6     LIMITATION ON MERGER - TRANSFER OF ASSETS

         No merger or consolidation with, or transfer of assets or liabilities to any other pension or retirement plan, shall be made unless the benefit each Participant in this Plan would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he or she would have received had the Plan terminated immediately before such merger, consolidation or transfer.

                                   SECTION 14

            PARTICIPATION IN THE PLAN BY SUBSIDIARIES OR AFFILIATES

14.1     PARTICIPATION BY SUBSIDIARIES OR AFFILIATES

         Any subsidiary or affiliate of the Company may, with the consent of the Board of Directors, become a party to this Plan by adopting the Plan for some or all of its Employees and by executing the Trust Agreement if required under such Trust Agreement. Upon the filing with the Trustee of a certified copy of the resolutions or other documents evidencing the adoption of this Plan and a written instrument showing the consent of the Board of Directors of the Company to participation by such subsidiary or affiliate and upon the execution of the Trust Agreement by such subsidiary or affiliate, if required under such Trust Agreement, it shall thereupon be included in the Plan as a participating employer, and shall be bound by all the terms thereof as they relate to its Employees. Any contributions provided for in the Plan and made by such participating employer shall become a part of the Trust Fund and shall be held by the Trustee subject to the terms and provisions of the Trust Agreement.

         With the approval of the Company, a participating employer may elect to have special provisions apply with respect to its Eligible Employees. Such special provisions, which may differ from the provisions of the Plan applicable to Employees of other participating employers, shall be stated in an Appendix to the Plan which is applicable to such participating Company.

14.2     WITHDRAWAL OF PARTICIPATING EMPLOYERS

         In the event that an organization which has become a participating employer pursuant to the provisions of Section 14.1, shall cease to be an Affiliated Company, such organization shall forthwith be deemed to have withdrawn from the Plan and the Trust Agreement. Any one or more of the participating employers may voluntarily withdraw from the Plan by giving six months' notice in writing of such intention to withdraw to the Board of Directors and to the Administrator (unless a shorter notice shall be agreed to by the Board of Directors and by the Administrator).

         Upon any such withdrawal by any such participating employer, the Administrator shall determine that portion of the Trust Fund allocable to the Participants and their Beneficiaries thereby affected, consistent with the provisions of ERISA and the regulations thereunder. Subject to the provisions of ERISA and regulations thereunder, the Administrator shall then instruct the Trustee to set aside from the trust assets then held by it, such securities and other property as it shall, with the approval of the Administrator, deem to be equal in value to the portion of the Trust Fund so allocable to the withdrawing Company. The Administrator shall direct the Trustee, in the discretion of the Administrator and subject to the provisions of ERISA and regulations thereunder, either (a) to hold such assets so set aside and to apply the same for the exclusive benefit of the Participants and Beneficiaries so affected on the same basis as if the Trust had been terminated pursuant to Section 13.2 upon the date of such withdrawal, or (b) to deliver such assets to a Trustee to be selected by such withdrawing Company.

                                   SECTION 15

                            CONSTRUCTION OF THE PLAN

15.1     CONSTRUCTION OF THE PLAN

         The validity of the Plan or of any of the provisions thereof shall be determined under and shall be construed according to the laws of the State of Connecticut, unless pre-empted by applicable federal laws.

15.2     HEADINGS

         Headings or titles to sections or paragraphs in this document are for convenience of reference only and are not part of the Plan for any other purposes.

                                   SECTION 16

                              TOP-HEAVY PROVISIONS

16.1     SPECIAL TOP-HEAVY DEFINITIONS

         For purposes of this Section 16, the following terms shall have the following meanings:

         (a) "Determination Date" means, with respect to any Plan Year, the last Valuation Date of the preceding Plan Year.

         (b) "Key Employee" means a Participant or former Employee who is a "key employee" as defined in Section 416(i) of the Code.

         (c) "Permissive Aggregation Group" means, with respect to a given Plan Year, this Plan and all other plans of the Affiliated Company (other than those included in the Required Aggregation Group) which, when aggregated with the plans in the Required Aggregation Group, continue to meet the requirement of Sections 401(a)(4) and 410 of the Code.

         (d) "Present Value of Accounts" means, as of a given Determination Date, the sum of the Participants' Accounts under the Plan as of such Valuation Date. The determination of the Present Value of Accounts shall take into consideration distributions made to or on behalf of the Participant in the Plan Year ending on the Determination Date and the four preceding Plan Years, but shall not take into consideration the Accounts of any Participant who has not performed service for the Company during the five year period ending on the Determination Date.

         (e)      "Required Aggregation Group" means with respect to a given
                  Plan Year:

                        (i)     This Plan,

                       (ii) Each other plan of the Affiliated Company (including terminated plans) in which a Key Employee is a participant; and

                      (iii) Each other plan of the Affiliated Company which enables a plan described in (i) or (ii) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

         (f)      "Top-Heavy" means, with respect to the Plan for a Plan Year:

                      (i) That the Present Value of Accounts of Key Employees exceeds 60% of the Present Value of Accounts of all Participants; or

                     (ii) That the Plan is part of a Required Aggregation Group and such Required Aggregation Group is a Top-Heavy Group, unless the Plan or such Top-Heavy Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.

         (g) "Top-Heavy Group" means, with respect to a given Plan Year, a group of Plans of the Company which, in the aggregate, meet the requirements of the definition contained in Section 416(g)(2)(B) of the Code.

16.2     SPECIAL TOP-HEAVY PROVISIONS

         Notwithstanding any other provision of the Plan to the contrary, the following provisions of this Section 16.2 shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy:

         (a) The minimum Company contribution during the Plan Year on behalf of a Participant who is not a Key Employee shall be equal to the lesser of (i) 3% of such Participant's Compensation; or (ii) the percentage of Compensation as defined in Section 1.10 at which Company Contributions are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the greatest. Pre-Tax Contributions on behalf of Key Employees are taken into account in determining the minimum required contribution in (ii) above but Pre-Tax Contributions on behalf of Participants who are not Key Employees may not be treated as Company contributions for purposes of the minimum contribution or benefit requirement of this subsection (a). For purposes of this Section 16.2, compensation is defined as wages within the meaning of Code
                  Section 3401(a). Such contribution shall be made for each Participant who has not separated from service at the end of the Plan Year regardless of whether such non-key employee performed 1,000 Hours of Service, or earned a specified level of compensation, or elected not to make Pre-Tax Contributions during the Plan Year. If a Participant who is not a Key Employee also participates in a defined benefit plan sponsored by the Company, the Top-Heavy defined benefit minimum benefit will be provided to such Participant offset by the benefit attributable to contributions under this Plan.

         (b) For any Plan Year in which the Plan is Top-Heavy, Compensation shall in no event exceed the limitation in effect for such year in accordance with Section 401(a)(17) of the Code.

         (c) For any Plan Year in which the Plan is Top-Heavy, a Participant who is credited with Service in such year, shall be 100% vested in his or her Company Contributions Account upon the completion of three (3) Years of Vesting Service as described below:

                  Years of Vesting Service                  Percentage Vested
                  ------------------------                  -----------------
                       Less than 3                                     0%
                        3 or more                                    100%

         (d) In order to comply with the requirements of Section 416(h) of the Code, in the case of a Participant who is or has also participated in a defined benefit plan of the Company (or any Affiliated Company that is required to be aggregated with the Company in accordance with Section 415(h) of the Code) in any Plan Year in which the Plan is Top-Heavy, there shall be imposed under such defined benefit plan the following limitation in addition to any limitation which may be imposed as described in Section 3.9. In any such year, for purposes of satisfying the aggregate limit on contributions and benefits imposed by Section 415(e) of the Code, benefits payable from the defined benefit plan shall, except as hereinafter described, be reduced so as to comply with a limit determined in accordance with Section 415(e) of the Code, but with the number "1.0" substituted for the number "1.25" in the "defined benefit plan fraction" (as defined in Section 415(e)(2) of the Code) and in the "defined contribution plan fraction" (as defined in Section 415(e)(3) of the Code).

                  Notwithstanding the foregoing, if the application of the additional limitation set forth in this paragraph (d) would result in the reduction of accrued benefits of any Participant under the defined benefit plan, such additional limitation shall not become operative, so long as:

                      (i) No additional employer contributions, forfeitures or voluntary nondeductible contributions are allocated to such Participant's accounts under any defined contribution plan maintained by the Company including this Plan; and

                     (ii) No additional benefits accrue to such Participant under any defined benefit plan maintained by the Company.

                  Accordingly, in any Plan Year that the Plan is Top-Heavy, no additional benefits shall accrue under the defined benefit plan on behalf of any Participant whose overall benefits under the defined benefit plan otherwise would be reduced in accordance with the limitation described in this paragraph
                  (d).

         (e) In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Section 16 are no longer necessary for the Plan to meet the requirements of Section 401 or other applicable law then in effect, such limitations shall become void and shall no longer apply, without the necessity of further amendment to the Plan.

                                   SECTION 17

                                     LOANS

17.1     ADMINISTRATOR DISCRETION

         Subject to such uniform and non-discriminatory rules as the Administrator establishes in accordance with the Loan Policy as attached hereto as Appendix A, the Administrator may direct the Trustee to lend money from the Trust Fund to any Participant under the following circumstances: (1) loans shall be made available to all Participants on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time. Such loans shall also be subject to the additional terms and conditions which follow.

17.2     TERMS OF LOAN

         In addition to the provisions of the Loan Policy as attached hereto as Appendix A, loans made pursuant to this Section 17 shall be granted subject to the following rules and restrictions:

         (a) Interest on such loans shall be determined and redetermined from time to time pursuant to such uniform and non-discriminatory rules as the Administrator shall prescribe pursuant to the attached Loan Policy.

         (b) No amounts may be borrowed from such Participant's Qualified Non-Elective Contributions Account.

         (c) The note executed with respect to the loan shall be secured by a security interest granted by the Participant of no more than one-half of a Participant's vested account balance.

         (d) The note executed with respect to the loan shall mature not later than 5 years from the date of execution or upon earlier termination of employment by reason of retirement, death, disability or otherwise, except that loans from a Participant's Pre- Tax Contributions Account, Voluntary After-Tax Contributions Account, Rollover Contributions Account and Transfer Account that are used to purchase the principal residence of a Participant may have a repayment period of up to fifteen (15) years. During the Participant's employment, the loan shall be repaid pursuant to a level repayment schedule by means of a payroll deduction.

         (e) The amount of the loan from this Plan, when added to the outstanding balance of all other loans from all qualified plans of any Affiliated Company, shall under no circumstances exceed the lesser of:

                      (i) $50,000, reduced by the excess of the highest outstanding balance of loans from such plans during the 1-year period ending on the day before the date the loan is made over the outstanding balance of loans on the date the loan is made; or

                     (ii) One-half of the present value of such Participant's nonforfeitable accrued benefit under all such qualified plans of the Affiliated Company.

                  Loan amounts will be limited to a maximum of 50% of the Participant's nonforfeitable Account balances or accrued benefits under all such qualified plans of any Affiliated Company.

         (f) The Participant's Account shall be reduced by the amount of the loan, and such Account shall be increased to reflect loan payments for purposes of revaluing such Account balance pursuant to Section 6.

         (g)      Loans shall be made for the following purposes:

                      (i) Loans from a Participant's Pre-Tax Contributions Account, Voluntary After-Tax Contributions Account, Rollover Contributions Account and Transfer Account may be made for any purpose.

                      (ii) Loans from a Participant's Company Contributions Account may be made on account of "hardship." Such a request shall be made in accordance with rules determined by the Administrator, shall specify the amount needed and shall be accompanied by evidence documenting the hardship. For purposes of this Section 17.2(g)(ii), "hardship" means an unplanned circumstance or emergency resulting in an immediate and heavy financial need that cannot be met through Participant loans described in Section 17(g)(i) or withdrawals from Pre-Tax Contributions as described in Section 7.1. All such loan requests must be approved by the Administrator, whose decisions shall be final.

         (h) Any amounts loaned pursuant to this Section 17 shall be taken from the following Accounts in the following order:

                      (i)       Pre-Tax Contributions Account;

                     (ii)       Voluntary After-Tax Contributions Account;

                    (iii)       Transfer Account;

                     (iv)       Rollover Contributions Account; and

                      (v)       Vested Company Contributions Account.

         (i) Any amounts loaned pursuant to this Section 17 shall be taken proportionately from the investment funds in which a Participant's Account is invested.

         (j) Payments of principal and interest shall be invested in accordance with the Participant's investment election pursuant to Section 4, as such election is in effect at the time of each such payment.

         (k) A Participant must obtain the consent of his or her spouse, if any, within a 90-day period before such Participant's Account is used to secure a loan. A new consent is required if the Account is used for any increase in the amount of security. This consent shall comply with the Spousal Consent provisions of Appendix B.

         (l) The loan will be treated as in default if any of the following occurs:

                      (i) Any scheduled payment remains unpaid for more than 90 days;

                     (ii) The making or furnishing of any representation or statement to the Plan by or on behalf of the Participant which proves to be false in any material respect when made or furnished;

                    (iii) Loss, destruction, sale or encumbrance to or of any of the collateral, or the making of any levy seizure or attachment thereof or thereon;

                     (iv) Death, dissolution, insolvency, business failure, appointment of receiver of any part of the property of assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the Participant; and

                      (v)       Termination of employment for any reason.

         (m) Payments in repayment of a loan pursuant to this Section 17 shall be made only by payroll deduction; provided, however, that a Participant who has terminated employment or is on an approved leave of absence may make payments by personal check, with each check due on the first of the month. If any payment remains unpaid for a period of 90 days, the loan will be considered to be in default and the Administrator shall treat the loan as a distribution for tax purposes. If the Participant is terminated or otherwise eligible for a distribution under the Plan, then the Administrator shall foreclose on the collateral.

         (n) Loan Policy. Any loans granted or renewed shall be made pursuant to a Participant loan policy. Such loan policy shall be established in writing and must include, but need not be limited to, the following:

                       (i) the identity of the person or positions authorized to administer the Participant loan policy;

                      (ii)     a procedure for applying for loans;

                     (iii) the basis on which loans will be approved or denied;

                      (iv) limitations, if any, on the types and amounts of loans offered;

                       (v) the procedure under the program for determining a reasonable rate of interest;

                      (vi) the types of collateral which may secure a Participant loan; and

                     (vii) the events constituting default and the steps that will be taken to preserve Plan assets.

                  Such Participant loan policy shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan policy may be modified or amended by the Company in writing from time to time without the necessity of amending this Section 17.

         IN WITNESS WHEREOF, the Company has executed this amended and restated Plan as of the 16th day of May, 1996.

ATTEST:                                    THE DEXTER CORPORATION

/s/ Bruce H. Beatt                         By: /s/ K. Grahame Walker
-----------------------------                 ---------------------------------
                                               Title: Chairman and Chief
                                                      Executive Officer

                                   APPENDIX A

                             THE DEXTER ESPRIT PLAN
                            PARTICIPANT LOAN POLICY

         The Plan permits loans to be made to Participants. However, before any loan is made, the Plan requires that a written loan policy be established which sets forth the rules and guidelines for making Participant loans. This document shall serve as the required written loan policy. In addition, the Administrator may use this document to serve as, or supplement, any required notice of the loan policy to Participants. All references to Participants in this loan policy shall include (i) Participants and (ii) Beneficiaries and Former Participants who are "parties in interest" as defined by the Employee Retirement Income Security Act of 1974 ("ERISA") Section 3(14).

         1. The Administrator of the Plan is authorized to administer the Participant loan policy. All applications for loans shall be made by a Participant in accordance with rules determined by the Administrator.

         2. All loan applications shall be considered by the Administrator within a reasonable time after the Participant makes formal application. The Participant shall also be required to provide such supporting information deemed necessary by the Administrator. This may include a financial statement, tax returns and such other financial information as the Administrator may consider necessary and appropriate to determine whether a loan should be granted. Furthermore, the Participant may be requested to authorize the Administrator to obtain a credit report on the Participant.

         3. The Administrator shall determine whether a Participant qualifies for a loan, applying such criteria as a commercial lender of funds would apply in like circumstances with respect to the Participant. Such criteria shall include, but need not be limited to, the creditworthiness of the Participant and his or her general ability to repay the loan, the period of time such Participant has been employed by the Company, whether adequate security has been provided for the loan, and whether the Participant agrees, as a condition for receiving the loan, to make repayments through direct, after-tax payroll deduction.

         4. With regard to any loan made pursuant to this policy, the following rules and limitations shall apply, in addition to such other requirements set forth in the Plan:

                    (i) All loans made pursuant to this policy shall be considered a directed investment from the account(s) of the Participant maintained under the Plan. As such, all payments of principal and interest made by the Participant shall be credited only to the account(s) of such Participant.

                    (ii)   The minimum loan amount shall be $1,000.

                    (iii) A Participant may have no more than one (1) loan outstanding from the Plan at any time.

                    (iv) Prepayment of all or a portion of the principal amount of the loan may be made at any time.

                    (v) An origination fee will be deducted from the face amount of any loan granted to a Participant.

         5. Any loan granted or renewed under this policy shall bear a reasonable rate of interest. In determining such rate of interest, the Plan shall require a rate of return commensurate with the prevailing interest rate charged on similar commercial loans under like circumstances by persons in the business of lending money. Such prevailing interest rate standard shall permit the Administrator to consider factors pertaining to the opportunity for gain and risk of loss that a professional lender would consider on a similar arms'-length transaction, such as the creditworthiness of the Participant and the security given for the loan. Therefore, in establishing the rate of interest, the Administrator shall conduct a reasonable and prudent inquiry with professional lenders in the same geographic locale where the Participant and Company reside to determine such prevailing interest rate for loans under like circumstances. The current interest rate is equal to the prime rate published in the Wall Street Journal on the last business day of the month preceding the month in which the loan is requested, plus one percent (1%).

         6. The Plan shall require that adequate security be provided by the Participant before a loan is granted. For this purpose, the Plan shall consider a Participant's interest under the Plan to be adequate security. However, in no event shall more than 50% of a Participant's vested interest in the Plan (determined immediately after origination of the loan) be used as security for the loan. Generally, it shall be the policy of the Plan not to make loans which require security other than the Participant's vested interest in the Plan. However, if additional security is necessary to adequately secure the loan, then the Administrator shall require that such security be provided before the loan will be granted. For this purpose, the Participant's principal residence may serve as additional security.

         7. Generally, a default shall occur upon the failure of a Participant to timely remit payments under the loan within ninety (90) days of when due. In such event, the Trustee shall take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets, including foreclosing on any collateral and commencing such other legal action for collection which the Trustee deems necessary and advisable. However, the Trustee shall not be required to commence such actions immediately upon a default. Instead, the Trustee may grant the participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. In addition, if no risk of loss of principal or income would result to the Plan, the Trustee may choose, in its discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Trustee and the Administrator may treat a loan that has been defaulted upon, and such default not cured within a reasonable period of time, as a deemed distribution from the Plan.

         8. Upon satisfaction of the criteria established for granting a loan, the Administrator shall inform the Trustee that the Participant has qualified to receive a loan under the Plan's policy. The Trustee shall review the determination made by the Administrator (including the prevailing interest rate which has been set for the loan) and, if it determines that such loan would be a prudent investment for the Plan, applying such fiduciary standards required by ERISA, the Trustee may grant the loan request. In making such determination, the Trustee may consider the liquidity of the Plan assets available for loans. The Trustee shall then require that the Participant execute all documents necessary to establish the loan, including a promissory note and such other documents which will provide the Plan with adequate security.

         9. This loan policy may be amended from time to time.

         Adopted this         day of               , 19   .
                     ---------      ---------------    ---

THE DEXTER CORPORATION

By:
   ------------------------------------------
   Title:

                                     ESPRIT

                                   APPENDIX B

                       (Applicable to Employees Who Were
                    Plan Participants on December 31, 1984)

B1.      ELECTING PARTICIPANTS

         An Electing Participant is an Employee who was a Participant on December 31, 1984 and who makes an election prior to his or her death to receive his or her benefits in the form of a life annuity, provided such election is still in effect at his or her death.

         In the event of any such election, the provisions of this Appendix B shall take precedence over any conflicting Plan provisions. Amounts transferred pursuant to Section 6.5 shall be subject to this Appendix B to the extent required under the "elective transfer" provisions of the Income Tax regulation under Code Section 411(d)(6).

B2.      STANDARD FORMS OF RETIREMENT BENEFIT

         (a) Unmarried Electing Participants. The standard form of benefit for an Electing Participant who is not married on his or her annuity starting date shall be a straight life annuity payable as of his or her annuity starting date and on the first day of each month thereafter during his or her lifetime. The annuity shall equal the amount which may be purchased with the value of an Electing Participant's vested Accounts. In addition, prior to such Electing Participant's commencement of benefits, he or she may choose an optional form of benefit as described in Plan Section 9.2 or Appendix B5.

         (b) Married Participants. An Electing Participant who is married on his or her annuity starting date shall, unless he or she elects otherwise pursuant to the provisions of Section B5, receive his or her benefit in the form of a Qualified Joint and Survivor Annuity. A Qualified Joint and Survivor Annuity is an annuity payable for the life of the Participant with a survivor annuity payable for the remaining life of the Participant's surviving spouse (as of the annuity starting date) which is 50% of the amount of the annuity payable during the life of the Participant. Such annuity payments will commence on the first date on which payments can practicably be commenced after such annuity starting date and continue monthly thereafter. The annuity shall be in an amount which can be purchased with the value of the Electing Participant's vested Account.

B3.      RETIREMENT BENEFIT PAYMENT ELECTIONS

         Not earlier than 90 days before nor later than 30 days before the Electing Participant's annuity starting date (the first day of the first period for which an amount is payable as an annuity or in the case of a benefit not payable as an annuity, the first day on which all events have occurred which entitle a participant to such benefit), the Administrator shall provide a benefit notice to the Electing Participant. The notice will explain the optional forms of benefit in the Plan, including the material features and relative value of those options and the Electing Participant's right to defer distribution until he or she attains age 65.

         At that time the Administrator will provide the Electing Participant with a written explanation of:

         (a)      the terms and conditions of the Qualified Joint and Survivor
                  Annuity;

         (b) the Electing Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity;

         (c) the rights of the Electing Participant's Spouse regarding the waiver election; and

         (d) the Electing Participant's right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

B4.      ELECTION TO WAIVE QUALIFIED JOINT AND SURVIVOR ANNUITY

         A married Electing Participant may elect with the consent of his or her spouse pursuant to the provisions of Appendix B5, to waive the Qualified Joint and Survivor Annuity which would otherwise be his or her form of benefit pursuant to Appendix B2(b), and to elect instead one of the alternate benefit forms specified in Appendix B5. The waiver election must be in writing and signed by the Electing Participant and made no earlier than 90 days before the Electing Participant's annuity starting date (election period). The waiver election may be revoked by the Electing Participant in writing at any time within the 90-day election period. Any election in effect upon the expiration of the 90-day election period shall become irrevocable.

         (a) Waiver Election. A waiver election by a married Electing Participant is not valid unless:

                  (i) the Electing Participant's Spouse (to whom the survivor annuity under the Qualified Joint and Survivor Annuity is payable) has consented in writing to the waiver election;

                  (ii) the Spouse's consent acknowledges the effect of the election;

                  (iii) a notary public or a Plan Representative witnesses the Spouse's consent;

                  (iv) the Spouse consents to the alternate form of payment designated by the Electing Participant, or to any change in that designated form of payment; and

                  (v) unless the Spouse is the Electing Participant's sole Beneficiary, the Spouse consents to the Electing Participant's Beneficiary designation or to any change in Beneficiary designation.

                  The Spouse's consent to a waiver of the Qualified Joint and Survivor Annuity is irrevocable, unless the Electing Participant revokes the waiver election. The Spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Electing Participant, if the Spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this Appendix B apply to a former Spouse of an Electing Participant, to the extent required under a Qualified Domestic Relations Order described in Plan Section 7.4.

         (b) Spousal Consent. The Administrator shall accept as valid a waiver election which does not satisfy the Spousal consent requirements if the Administrator establishes that the Electing Participant:

                  (i)      does not have a Spouse;

                  (ii)     cannot locate his or her Spouse;

                  (iii) is legally separated or has been abandoned (within the meaning of State law) and the Electing Participant has a court order to that effect; or

                  (iv) other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Electing Participant's Spouse is legally incompetent to give consent, the Spouse's legal guardian (even if the guardian is the Electing Participant) may give consent.

B5.      OPTIONAL FORMS OF BENEFIT

         An Electing Participant may elect, subject to the provisions of Appendix B, if applicable, and Plan Section 9.2, one of the following optional forms of benefit:

         (a) life annuity, including variable life annuity, joint and survivor annuity, or a variable life annuity for the lives of the former Electing Participant and any Beneficiary selected by the Electing Participant;

         (b)      lump sum payment; or

         (c) a series of equal or substantially equal installments in a number selected by the Electing Participant, not extending beyond the life expectancy of the Electing Participant or his or her designated Beneficiary.

         (d) in non-periodic payments or in periodic payments in amounts as elected by the Participant subject to the requirements of
                  Section 9.2(b).

B6.      LATEST DATE FOR COMMENCEMENT OF DISTRIBUTIONS

         The provisions of Plan Section 9 apply to distributions made pursuant to this Appendix B.

B7.      DISTRIBUTION OF SMALL ACCOUNTS

         The provisions of Sections 8.6 and 9.2 shall apply, notwithstanding the right of an Electing Participant to receive payment of benefits in the form of an annuity pursuant to this Appendix B. Nevertheless, no distribution shall be made pursuant to Plan Section 9.2 after his or her first day of the first period for which an amount is received as an annuity unless the Electing Participant and his or her Spouse consent in writing to such distribution.

B8.      DEATH BENEFITS

         (a) Unmarried Electing Participants. If any Electing Participant dies, or if the Trustee holds any unpaid balance of the amount due to a former Electing Participant at his or her death, and at the time of death the Electing Participant is unmarried, the Administrator shall, in accordance with any benefit option elected by the Electing Participant direct the Trustee to pay the vested Account or the remaining balance of the Account, as the case may be, to the Beneficiary of such deceased Electing Participant as he or she shall have designated, or who is otherwise designated pursuant to the terms and provisions of Plan Section 8.9. The form and manner of payment shall be determined by the Beneficiary and shall include the options set forth in Appendix B5, but with reference to the Beneficiary rather than the Electing Participant.

         (b) Married Electing Participants. If any Electing Participant dies, or if the Trustee holds any unpaid balance of the amount due to an Electing Participant, and at the time of his or her death the Electing Participant was married, the Administrator shall in accordance with the benefit option selected by the Electing Participant, and subject further to the provisions of Appendix B5 direct the Trustee to use the value of the vested Account (as determined on the Valuation Date next following the Participant's death) to purchase an annuity, payable monthly, for the life of the Spouse. Such annuity shall be known as a Qualified Pre-Retirement Survivor Annuity and shall be subject to the provisions of Appendix B9. An optional form and manner of payment may be selected by the Beneficiary; and such options shall include the options set forth in Appendix B5, but with reference to the Beneficiary rather than the Electing Participant.

B9.      PRE-RETIREMENT SURVIVOR ANNUITY

         If a married Electing Participant dies prior to his or her annuity starting date (as described in Appendix B3), the Administrator will direct the Trustee to distribute any unpaid balance of the Electing Participant's Account to the Electing Participant's Surviving Spouse. Payment will be made in the form of a Qualified Pre-Retirement Survivor Annuity, unless, the Electing Participant has a valid Waiver election in effect (as described in Appendix B10). A Qualified Pre-Retirement Survivor Annuity is an annuity which is purchasable with the value of the vested Account, as determined on the Valuation Date next following the Electing Participant's death and payable monthly for the life of the Spouse.

         Subject to the provisions of Section 9.2(b), Qualified Pre-Retirement Survivor Annuity payments shall not commence prior to the time the Electing Participant's surviving spouse elects to have such payments commence.

B10.     PRE-RETIREMENT SURVIVOR ANNUITY WAIVER ELECTIONS

         In order to alert a married Electing Participant and his or her Spouse that forms of death benefits other than the Qualified Pre-Retirement Survivor Annuity may be elected, the Administrator shall comply with the following procedure. The Administrator shall furnish each Electing Participant with a written explanation in nontechnical language of the Qualified Pre-Retirement Survivor annuity within the following period which ends last:

         (a) the period beginning on the first day of the Plan Year in which the Electing Participant attains age thirty-two (32) and ending with the last day of the Plan Year in which the Electing Participant attains age thirty-four (34);

         (b) a reasonable period after an Employee becomes an Electing Participant;

         (c) a reasonable period after the joint and survivor rules become applicable to an Electing Participant; or

         (d) a reasonable period after a fully subsidized Qualified Pre-Retirement Survivor Annuity no longer satisfies the requirements for a fully subsidized benefit.

         A reasonable period described in clauses (b), (c) and (d) is the period beginning one (1) year after the applicable event.

         If the Electing Participant separates from service before attaining age 35, clauses (a), (b), (c) and (d) do not apply. The Administrator must provide the written explanation within the period beginning one (1) year before and ending one (1) year after the Electing Participant's separation from service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the Qualified Pre-Retirement Survivor Annuity comparable to the explanation of the Qualified Joint and Survivor Annuity required under Appendix B3. An Electing Participant's waiver election is not valid unless:

         (a) the Electing Participant makes the waiver election no earlier than the first day of the Plan Year in which he or she attains age thirty-five (35); and

         (b) the Participant's Spouse (to whom the Qualified Pre-Retirement Survivor Annuity is payable) satisfies the consent requirements described in Appendix B, except the Spouse need not consent to the form of benefit payable to the designated Beneficiary. Such consent by a Spouse is irrevocable, unless the Electing Participant revokes the waiver election. Said election may be revoked by the Electing Participant in writing at any time within such period. The alternate form of death benefit that may be elected is that set forth in Appendix B2. An election in effect on the Electing Participant's death shall be irrevocable.

         Irrespective of the time of election requirement described in clause
         (a) above, if the Electing Participant separates from service prior to the first day of the Plan Year in which he or she attains age thirty-five (35), the Administrator will accept a waiver election as respects the Electing Participant's Account balance attributable to his or her service prior to the separation from service. Furthermore, if an Electing Participant who has not separated from service makes a valid waiver election except for the timing requirement of clause (a), the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Electing Participant attains age thirty-five (35).

B11.     CASH-OUT OF DEATH BENEFIT TO SPOUSE

         If a married Electing Participant dies with a Qualified Pre-Retirement Survivor Annuity in effect, the Spouse will nevertheless receive a lump sum distribution equal to the value of the vested Account balance of the Electing Participant, as determined on the Valuation Date next following circumstances:

         (a) the value of the Participant's Account is not greater than $3,500 on the said Valuation Date; or

         (b) the Electing Participant's Spouse elects, prior to said Valuation Date, to receive a lump sum cash-out of the Account balance. Such cash-out shall be made as soon as practicable after such Valuation Date.

B12.     RESTRICTIONS ON FORMS OF DEATH BENEFIT

         The restrictions of Plan Section 8.7 relating to the payment of death benefits shall also apply to the death benefits provided under this Appendix B.

                                     ESPRIT

                                   APPENDIX C

                              Affiliated Companies

The following entities are Affiliated Companies authorized by The Dexter Corporation to be included in the terms "Affiliated Company" wherever specified in the Plan:

         Life Technologies, Inc.

         D&S Plastics International (Effective March 1, 1993)


                                      C-1